File Pursuant to Rule 424(b)(2)
Registration No. 333-156476
333-156476-01

CALCULATION OF REGISTRATION FEE

Class of Securities Offered	AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Debt Securities of Telecom Italia Capital S.A.	$2,000,000,000	$111,600(1)(2)
Guarantee of Telecom Italia S.p.A.(3)	—	—

(1)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 and is being paid on a deferred basis in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)	In accordance with Rule 457(p), $105,479 of the unutilized registration fee paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-127351, filed on August 9, 2005, and were not sold thereunder has been applied against the registration fee of $111,600. The remaining fee of $6,121 has been paid as of the date hereof.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees of Telecom Italia S.p.A. in connection with the guaranteed debt securities.

PROSPECTUS SUPPLEMENT

(To prospectus dated December 28, 2008)

TELECOM ITALIA CAPITAL

$1,000,000,000  6.175% Guaranteed Senior Notes due 2014

$1,000,000,000  7.175% Guaranteed Senior Notes due 2019

Guaranteed on a senior, unsecured basis by Telecom Italia S.p.A.

Interest on the 2014 notes and the 2019 notes will be paid on June 18 and December 18 of each year, beginning on December 18, 2009. The 2014 notes will mature on June 18, 2014 and the 2019 notes will mature on June 18, 2019.

Telecom Italia Capital, a société anonyme, or TI Capital, and Telecom Italia S.p.A., or Telecom Italia, may redeem some or all of the notes at any time on and after December 21, 2010 at the redemption prices described in this prospectus supplement. The notes may also be redeemed at 100% of their principal amount in whole but not in part upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus.

The notes will be unsecured obligations and will rank equally with TI Capital’s other unsecured senior indebtedness. The notes will be fully, unconditionally and irrevocably guaranteed by Telecom Italia. The guarantees will rank equally in right of payment with all of Telecom Italia’s senior unsecured indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

Application will be made following issuance of the notes to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes to trading on the regulated market of the Luxembourg Stock Exchange.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-22 of this prospectus supplement as well as in Telecom Italia’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008 that is incorporated by reference herein, beginning on page 5.

	Per 2014 Note	Total	Per 2019 Note	Total
Public Offering Price(1)	100%	$1,000,000,000	100%	$1,000,000,000
Underwriting Discount	0.35%	$3,500,000	0.45%	$4,500,000
Proceeds, before expenses, to Telecom Italia Capital	99.65%	$996,500,000	99.55%	$995,500,000

(1)	Plus accrued interest from June 18, 2009, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 18, 2009.

Joint Bookrunners

BNP PARIBAS Deutsche Bank Securities Goldman, Sachs & Co.

J.P. Morgan Mitsubishi UFJ Securities Morgan Stanley

The date of this prospectus supplement is June 15, 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date later than the date on the front of this prospectus supplement.

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes being offered. The second part, the base prospectus, gives more general information, some of which may not apply to the notes being offered. Generally, when we refer only to the prospectus, we are referring to both parts combined and, when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of notes varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement.

CERTAIN DEFINED TERMS

In this prospectus supplement and the accompanying prospectus, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital).

WHERE YOU CAN FIND MORE INFORMATION

Telecom Italia

Telecom Italia is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: http://www.sec.gov.

As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York.

TI Capital

TI Capital is a wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•

information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus. In all cases, you should rely on the information contained in a document that was filed later over differing information included in this prospectus or the prospectus supplement.

We are incorporating by reference the following documents:

•	Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2008 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on April 10, 2009; and

•

Telecom Italia’s Report on Form 6-K filed with the SEC on June 15, 2009, which contains unaudited consolidated financial information of Telecom Italia as of and for the three months ended March 31, 2009 and 2008.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus until such time as all of the notes covered by this prospectus supplement have been sold:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting Telecom Italia or TI Capital at the following respective addresses:

Telecom Italia S.p.A. Piazza degli Affari 2 20123 Milan Italy (+39-02-85951) Attention: Andrea Balzarini	Telecom Italia Capital 12, rue Eugène Ruppert L-2453 Luxembourg (+352-456060440) Attention: Adriano Trapletti

S-iii

NOTICE TO INVESTORS

You understand that an investor in the notes offered hereunder must be resident for income tax purposes in one of the countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. Accordingly, upon agreeing to purchase any notes offered hereunder, you are deemed to represent and agree that you resident for income tax purposes in one of the countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. See “Description of the Debt Securities and Guarantees—Transfer Restrictions” in the accompanying prospectus and “Description of Notes and Guarantees—Transfer Restrictions” in this prospectus supplement. You also understand that it is the intention of Telecom Italia that the notes will be held only by investors resident in countries identified in the above mentioned decree. If Telecom Italia becomes the obligor under the notes due to substitution or otherwise (see “Description of Debt Securities and Guarantees—Mergers and Similar Events” in the accompanying prospectus), including under its guarantee of amounts payable on the notes, and Telecom Italia were obligated to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “Description of Notes and Guarantees—Payment of Additional Amounts” in this prospectus supplement and “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus. Please refer to “Description of the Debt Securities and Guarantees—Transfer Restrictions” in the accompanying prospectus and “Description of Notes and Guarantees—Transfer Restrictions” in this prospectus supplement for the current exclusive list of countries or territories where, if the notes were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the notes, including under its guarantee of amounts payable on the notes, Telecom Italia would have, on certain conditions, an obligation to gross up payments in the event of a withholding on any payments on the notes (if and only if an investor provides the required certifications under applicable Italian tax requirements). See “Risk Factors”.

The list of countries included in the Decree of the Ministry of Finance of Italy of September 4, 1996 is expected to be replaced in the future by a new list attached to a ministerial decree yet to be issued. If a holder of the notes is not resident in one of the countries that will be identified in the forthcoming decree, that holder will not have a right to receive a gross-up in the event of a tax withholding as described above. Accordingly, holders will bear the risk of changes in the list of countries that will be included in the forthcoming decree.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), the notes have not been offered and will not be offered to the public in that Relevant Member State, except that the notes may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State (provided that the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy):

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000; and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or

S-iv

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to above shall require TI Capital or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the foregoing, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

NOTICE TO INVESTORS IN ITALY

The notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy and copies of this prospectus or any materials relating to the notes may not be distributed in Italy. Trading in the notes on the secondary market in Italy may be subject to restrictions pursuant to Italian law. In particular, failing an exemption under applicable regulatory provisions, systematic re-sales of the notes in Italy to persons who are not qualified investors, in the 12 months following an initial placement in Italy or abroad reserved for qualified investors, trigger an offer to the public as provided for by Article 100-bis, paragraph 2, of Legislative Decree of February 24, 1998, no. 58. In such circumstances, if no prospectus is published, the acquirer acting for purposes not related to entrepreneurial or professional activities may obtain that the sale is declared void and the authorized operators at which the sale took place may be responsible for damages; in addition, certain administrative fines may apply. Furthermore, in the case an Italian investor were to purchase the notes on the secondary market and were holding the notes at the time of the optional redemption (see “Description of the Notes and Guarantees—Redemption at TI Capital’s Option” on page S-29 of this prospectus supplement), in certain cases there may be adverse tax consequences including the application of a 20% surtax. Italian investors holding the notes will be responsible for such adverse tax consequences and no additional amounts will be paid in connection therewith by TI Capital or Telecom Italia.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

This prospectus is being distributed only to, and is directed only at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus and its contents relate is available only to relevant persons and will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

NOTICE TO INVESTORS IN FRANCE

In France, the notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public, and offers and sales of the notes will be made in France only to (i) qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own accounts, all as defined in and in accordance with Article L.411-2-II-4°, D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the Code monétaire et financier, or (ii) to investment services providers

S-v

authorized to engage in portfolio management on behalf of third parties, or (iii) in a transaction that, in accordance with Article L.411-2-II-1°-or-2° -or 3° of the Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne). Accordingly, this prospectus has not been submitted to the approval procedure of the Autorité des marchés financiers (“AMF”) or of a competent authority of another member State of the European Economic Area which would have notified its approval to the AMF under the Directive 2003/71/EC as implemented in France and the relevant member State. Neither this prospectus nor any other offering material has been nor will be released, issued or distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the notes to the public in France. In the event that the notes purchased by investors are directly or indirectly offered or sold to the public in France, the conditions set forth in Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the Code monétaire et financier must be satisfied. Investors in France and persons into whose possession offering material comes must inform themselves about and observe any such restrictions.

NOTICE TO INVESTORS IN JAPAN

The notes have not been registered and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”), and may not be offered or sold, directly or indirectly, to, or for the account of, any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the FIEA and (ii) in compliance with any other applicable requirements of Japanese law. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

STABILIZATION

In connection with the issue of the notes, the underwriters (or persons acting on behalf of the underwriters) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters (or persons acting on behalf of the underwriters) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment shall be conducted in accordance with all applicable laws and rules.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus or any incorporated document may contain certain forward-looking statements, which reflect management’s current views with respect to certain future events, trends and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Such forward-looking information is based on certain key assumptions which we believe to be reasonable but forward-looking information by its nature involves risks and uncertainties, which are outside of our control, that could significantly affect expected results of future events.

The following important factors could cause our actual results to differ materially from those projected or implied in any forward-looking statements:

•	our ability to successfully implement our strategy over the 2009-2011 period;

•	our ability to successfully achieve our debt reduction targets;

S-vi

•

the continuing impact of increased competition in a liberalized market, including competition from established domestic competitors and global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•	the impact of the global recession in the principal markets in which we operate;

•	our ability to utilize our relationship with Telefónica to attain synergies primarily in areas such as network, IT, purchasing and international mobile roaming;

•

our ability to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	our ability to successfully implement our internet and broadband strategy both in Italy and abroad;

•	the impact of regulatory decisions and changes in the regulatory environment in Italy and other countries in which we operate;

•	the impact of economic development generally on our international business and on our foreign investments and capital expenditures;

•	our services are technology-intensive and the development of new technologies could render such services non-competitive;

•	the impact of political developments in Italy and other countries in which we operate;

•	the impact of fluctuations in currency exchange and interest rates;

•	our ability to build up our business in adjacent markets and in international markets (particularly in Brazil), due to our specialist and technical resources;

•	our ability to achieve the expected return on the investments and capital expenditures we have made and continue to make (such as those in Brazil);

•	the amount and timing of any future impairment charges for our licenses, goodwill or other assets; and

•	the outcome of litigation, disputes and investigations in which we are involved or may become involved.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated, the financial information contained in this prospectus supplement and incorporated by reference herein has been prepared in accordance with International Financial Reporting Standards issued by the IASB—International Accounting Standard Board (“IFRS”). IFRS also include all effective International Accounting Standards (“IAS”) and all Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), comprising those previously issued by the Standing Interpretations Committee (“SIC”).

Telecom Italia adopted IFRS for the first time in its annual consolidated financial statements for the year ended December 31, 2005, which included comparative financial statements for the year ended December 31, 2004. Pursuant to SEC Release No. 33-8879, “Acceptance from Foreign Private Issuers of Financial Statements

S-vii

Prepared in Accordance with International Financial Reporting Standards Without Reconciliation to U.S. GAAP”, Telecom Italia includes Selected Financial Data prepared in compliance with IFRS, without reconciliation to U.S. GAAP.

The currency used by Telecom Italia in preparing its consolidated financial statements is the euro. References to “€”, “euro” and “Euro” are to the euro, and references to “U.S. dollars”, “dollars”, “U.S.$” or “$” are to U.S. dollars. For the purpose of this prospectus, “billion” means a thousand million.

On June 12, 2009, the Noon Buying Rate (as defined below) was €1.00=U.S.$1.4040. The noon buying rate is determined based on cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”).

S-viii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains key information about this offering and Telecom Italia’s financial results. It may not contain all the information that is important to you. For more information regarding the Telecom Italia Group and for a more complete understanding of the terms of the notes, and before making your investment decision, you should carefully read this prospectus supplement and the accompanying prospectus and the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference”.

The Offering

The following summary contains basic information about the notes. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the “Description of Notes and Guarantees” section of this prospectus supplement and the “Description of Debt Securities and Guarantees” section of the accompanying prospectus which contain more detailed information regarding the terms and conditions of the notes and guarantees.

Issuer	TI Capital

Guarantor	Telecom Italia

Securities	$1,000,000,000 6.175% Guaranteed Senior Notes due 2014 (the “2014 notes”); and

$1,000,000,000 7.175% Guaranteed Senior Notes due 2019 (the “2019 notes” and, together with the 2014 notes, the “notes”).

Guarantee	Telecom Italia will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest, additional amounts and all other amounts, if any, that may become due and payable in respect of the notes. If TI Capital fails to punctually pay any such amount, Telecom Italia will immediately pay the same.

Issue price	100% of the principal amount for the 2014 notes; and

100% of the principal amount for the 2019 notes.

Maturities	June 18, 2014 for the 2014 notes; and

June 18, 2019 for the 2019 notes.

Interest rate	The 2014 notes will bear interest at a rate of 6.175% per annum; and the 2019 notes will bear interest at a rate of 7.175% per annum.

The notes will bear interest from June 18, 2009.

Interest payment dates	June 18 and December 18, beginning on December 18, 2009, for the 2014 notes.

June 18 and December 18, beginning on December 18, 2009, for the 2019 notes.

Regular record dates	June 1 and December 1 for the 2014 notes.

June 1 and December 1 for the 2019 notes.

Settlement date	June 18, 2009.

Use of proceeds	We estimate that the net proceeds from this offering (after deducting the underwriting discount but excluding expenses) will be approximately $1,992 million. The net proceeds of this offering are intended to be used to make inter-company loans to Telecom Italia Group companies for their general corporate purposes, which may include the repayment of existing indebtedness. See “Use of Proceeds.”

Ranking	The notes are unsecured by assets or property. The notes will rank equally in right of payment with all other senior unsecured indebtedness of TI Capital from time to time outstanding. The guarantee will rank equally in right of payment with all of Telecom Italia’s senior unsecured indebtedness.

Payment of additional amounts	TI Capital, as issuer, and Telecom Italia, as guarantor, will pay additional amounts in respect of any payments of interest or principal so that the amount you receive after Luxembourg or Italian withholding tax will equal the amount that you would have received if no withholding of tax had been applicable, subject to some exceptions as described under “Description of Notes and Guarantees—Payment of Additional Amounts” in this prospectus supplement and “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus. See also “Description of Debt Securities and Guarantees—Transfer Restrictions.”

Optional redemption	Beginning on December 21, 2010, the notes will be redeemable in whole or in part at TI Capital’s option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable notes, or

•

as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 50 basis points, plus accrued and unpaid interest thereon to the date of redemption.

See “Description of Notes and Guarantees—Redemption at TI Capital’s Option”.

Tax redemption

If, due to changes in Italian or Luxembourg laws relating to withholding taxes applicable to payments of principal or interest, or in connection with certain merger or similar transactions of Telecom Italia or TI Capital, TI Capital, as issuer, or Telecom Italia, as guarantor (or its respective successors), is obligated to pay additional amounts on the notes, TI Capital may redeem the outstanding notes in whole, but not in part, at any time at a price equal to 100% of their principal amount plus accrued interest to the redemption date.

Form and denomination	Delivery of the notes is expected to be made on or about June 18, 2009 as described below.

The notes will be issued only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000, unless otherwise specified by us. Each series of the notes will be evidenced by a separate note in global form, which will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

You may hold a beneficial interest in the global notes through DTC, directly as a participant in DTC or indirectly through financial institutions that are DTC participants. Both Euroclear and Clearstream are DTC participants. As an owner of a beneficial interest in the global notes, you will generally not be entitled to have your notes registered in your name, will not be entitled to receive certificates in your name evidencing the notes and will not be considered the holder of any notes under the indenture for the global notes.

Mergers and assumptions	Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company. TI Capital will be permitted to merge with an Italian company and either Telecom Italia or any Italian subsidiary of Telecom Italia will be permitted to assume the obligations of TI Capital subject to the delivery of certain legal opinions. To the extent that an Italian company, including Telecom Italia or any Italian subsidiary of Telecom Italia, will become the obligor under the notes and that such Italian company will be required to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements.

Luxembourg listing	TI Capital will, following issuance of the notes, apply to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes to trading on the regulated market of the Luxembourg Stock Exchange in accordance with the rules and regulations of the regulated market of the Luxembourg Stock Exchange.

Trustee, principal paying agent,

registrar and calculation agent	The Bank of New York Mellon.

Governing law	New York law. For the avoidance of doubt, the provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

Ratings	Telecom Italia’s long-term rating is Baa2 with a stable outlook according to Moody’s, BBB with a stable outlook according to Standard & Poor’s and BBB with a stable outlook according to Fitch.

A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

Risk factors	Prospective purchasers of the notes should consider carefully all of the information set forth in this prospectus and, in particular, the information set forth under “Risk Factors” and in the “Description of the Debt Securities and Guarantees—Transfer Restrictions” in the accompanying prospectus.

Selling restrictions	There are restrictions on persons that can be sold notes and on the distribution of this prospectus, as described in “Underwriting”.

Transfer restrictions	Investors should also note that under certain circumstances Italian taxes could apply. See “Description of Notes and Guarantees—Transfer Restrictions.”

Further issues	TI Capital may issue as many distinct series of notes under the indenture as it wishes. TI Capital may, subject to certain conditions, without the consent of any holder of the notes, “reopen” any series of the notes and issue additional notes having the same ranking, maturity and other terms (except for the issue date and public offering price) as the notes of the applicable series offered pursuant to this prospectus. Any further issue will be considered to be part of the notes of the applicable series offered hereby, will be fungible therewith and will rank equally and ratably with the notes of the applicable series offered hereby.

SUMMARY SELECTED FINANCIAL INFORMATION

Financial Information prepared in accordance with IFRS as of and for the Years Ended December 31, 2008, 2007, 2006, 2005 and 2004

The summary selected financial data set forth below are consolidated financial data of the Telecom Italia Group as of and for each of the years ended December 31, 2008, 2007, 2006, 2005 and 2004, which have been extracted or derived from the audited Consolidated Financial Statements of the Telecom Italia Group prepared in accordance with IFRS as issued by IASB.

Until December 31, 2004, Telecom Italia prepared its consolidated financial statements and other interim financial information in accordance with Italian GAAP.

Furthermore, pursuant to SEC Release No. 33-8879, “Acceptance from Foreign Private Issuers of Financial Statements Prepared in Accordance with International Financial Reporting Standards Without Reconciliation to U.S. GAAP”, Telecom Italia includes Selected Financial Data prepared in compliance with IFRS, without reconciliation to U.S. GAAP.

The summary selected financial data set forth below has not been recast to give effect to the required retrospective application of IFRIC 13 (Customer loyalty programmes) effective January 1, 2009.

The summary selected financial data below should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Telecom Italia Annual Report incorporated in this prospectus supplement by reference.

The selected financial data below should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Telecom Italia Annual Report incorporated in this prospectus supplement by reference.

	Year ended December 31,
	2008(1)	2008(1)		2007(1)	2006(1)	2005(1)	2004(1)
	(millions of U.S. dollars, except percentages, ratios, employees and per share amounts)(2)	(millions of Euro, except percentages, ratios, employees and per share amounts)
Income Statement Data:
Revenues	41,977	30,158		31,013	31,037	29,794	28,292

Operating profit	7,604	5,463		5,955	7,635	7,631	7,603

Profit before tax from continuing operations	4,032	2,897		4,324	5,723	5,673	5,606

Profit from continuing operations	3,123	2,244		2,641	3,203	3,277	2,952
Profit (loss) from Discontinued operations/Non-current assets held for sale	(40)	(29)		(186)	(200)	413	(118)

Profit for the year	3,083	2,215		2,455	3,003	3,690	2,834

• Profit attributable to equity holders of the Parent(3)	3,082	2,214		2,448	3,014	3,216	1,815

Investments:
• Capital expenditures	7,468	5,365		5,370	4,877	5,097	5,002
• Financial	8	6		637	206	14,934	868

Financial Ratios:
• Revenues/Employees (average number in the Group) (thousands of €)(4)	552.1	396.7		396.2	394.6	376.7	355.4
• Operating profit/Revenues (ROS)(%)	18.1%	18.1%		19.2%	24.6%	25.6%	26.9%
• Ratio of earnings to fixed charges(5)	2.21	2.21		2.75	3.27	3.20	3.39

Employees, average number in the Group, including personnel with temp work contracts:
Employees (excluding employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale) (average number)	76,028	76,028		78,278	78,652	79,085	79,602
Employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale (average number)	757	757		1,350	1,620	5,262	11,248

Basic and Diluted earnings per Share (EPS)(6):
• Ordinary Share	0.15	0.11		0.12	0.15	0.17	0.11
• Savings Share	0.17	0.12		0.13	0.16	0.18	0.12
Of which:
• From continuing operations:
• Ordinary Share	0.15	0.11		0.13	0.16	0.15	0.12
• Savings Share	0.17	0.12		0.14	0.17	0.16	0.13
• From Discontinued operations/Non-current assets held for sale:
• Ordinary Share	—	—		(0.01)	(0.01)	0.02	(0.01)
• Savings Share	—	—		(0.01)	(0.01)	0.02	(0.01)

Dividends:
• per Ordinary Share	0.0696	0.0500	(7)	0.0800	0.1400	0.1400	0.1093
• per Savings Share	0.0849	0.0610	(7)	0.0910	0.1510	0.1510	0.1203

	Year ended December 31,
	2008(1)	2008(1)	2007(1)	2006(1)	2005(1)	2004(1)
	(millions of U.S. dollars)(2)	(millions of Euro)
Cash Flow Statement Data:
Cash Flows from (used in) Operating Activities	11,699	8,405	8,771	9,303	9,744	10,266

Cash Flows from (used in) Investing Activities	(9,568)	(6,874)	(4,398)	(4,239)	(17,379)	(4,951)

Cash Flows from (used in) Financing Activities	(3,315)	(2,382)	(5,225)	(7,965)	8,756	(1,714)

Cash Flows from (used in) Discontinued operations/Non-current assets held for sale	(14)	(10)	72	(81)	29	(109)

Aggregate Cash Flows	(1,198)	(861)	(780)	(2,982)	1,150	3,492

	As of December 31,
	2008	2008	2007	2006	2005	2004
	(millions of U.S. dollars, except employees)(2)	(millions of Euro, except employees)
Balance Sheet Data:
Total Assets	119,195	85,635	87,425	89,457	96,010	81,834

Equity:
• Equity attributable to equity holders of the Parent	36,365	26,126	25,922	26,018	25,662	16,248
• Equity attributable to Minority Interest	1,016	730	1,063	1,080	1,323	4,550

Total Equity	37,381	26,856	26,985	27,098	26,985	20,798

Total liabilities	81,814	58,779	60,440	62,359	69,025	61,036

Total equity and liabilities	119,195	85,635	87,425	89,457	96,010	81,834

Share capital(8)	14,742	10,591	10,605	10,605	10,599	8,809

Net Financial Debt(9)	47,379	34,039	35,701	37,301	39,858	32,862

Employees, number in the Group at year-end, including personnel with temp work contracts:

• Employees (excluding employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale) (number at year-end)	77,825	77,825	82,069	81,927	84,174	82,620

• Employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale (number at year-end)	—	—	1,360	1,282	2,357	11,402

	As of December 31,
	2008(1)	2007(1)	2006(1)	2005(1)	2004(1)
	(thousands)
Statistical Data:

Domestic Fixed:
Fixed network connections in Italy	20,031	22,124	23,698	25,049	25,957
Physical accesses (Consumer and Business)	17,352	19,221	20,540	21,725	22,429
BroadBand accesses in Italy	8,134	7,590	6,770	5,707	4,010
Of which retail BroadBand accesses	6,754	6,427	5,600	3,920	2,629

Domestic Mobile:
Mobile telephone lines in Italy	34,797	36,331	32,450	28,576	26,259

Brazil:
Mobile telephone lines in Brazil	36,402	31,254	25,410	20,171	13,588

European BroadBand:
BroadBand accesses in Europe	2,510	2,537	1,138	801	412

(1)	Starting from January 1, 2008, the Liberty Surf group has been treated as a Discontinued operations/Non-current asset held for sale; the sale was completed on August 26, 2008. All periods presented for comparison purposes have been restated.

(2)	For the convenience of the reader, Euro amounts for 2008 have been converted into U.S. dollars using the Euro/Dollar Exchange Rate in effect on December 31, 2008, of €1.00 = U.S.$ 1.3919.

(3)	For the purposes of IFRS, “Parent”, as used in this prospectus supplement and in the Telecom Italia Annual Report, means Telecom Italia S.p.A.

(4)	The average number of employees in the Group (excluding employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale and including personnel with temp work contracts) was 76,028, 78,278, 78,652, 79,085 and 79,602 in 2008, 2007, 2006, 2005 and 2004, respectively.

(5)	For purposes of calculating the ratio of “earnings to fixed charges”:

•	“Earnings” is calculated by adding:

•	profit before tax from continuing operations;

•	“fixed charges” (as defined below);

•	amortization of capitalized interest and issue debt discounts or premiums;

•	dividends from associates and joint ventures accounted for using the equity method; and

•	share of losses of associates and joint ventures accounted for using the equity method and then subtracting:

•	capitalized interest for the applicable period; and

•	share of earnings of associates and joint ventures accounted for using the equity method.

•	“Fixed charges” is calculated by adding:

•	interest expenses (both expensed and capitalized);

•	issue costs and any original issue debt discounts or premiums; and

•	an estimate of the interest within rental expense for operating leases.

(6)

In accordance with IAS 33 (Earnings per share), basic earnings per Ordinary Share is calculated by dividing the Group’s profit available to shareholders by the weighted average number of shares outstanding during the year, excluding treasury shares. Since Telecom Italia has both Ordinary and Savings Shares outstanding, the calculations also take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of shares above dividends paid on the Ordinary Shares.

For the purpose of these calculations, the weighted average number of:

•	Ordinary Shares was 13,246,643,947 for the year ended December 31, 2008, 13,254,934,303 for the year ended December 31, 2007, 13,254,860,233 for the year ended December 31, 2006, 12,283,195,845 for the year ended December 31, 2005 and 10,208,327,613 for the year ended December 31, 2004;

•	Savings Shares was 6,026,120,661 for the years ended December 31, 2008, 2007 and 2006, 5,930,204,164 for the year ended December 31, 2005 and 5,795,921,069 for the year ended December 31, 2004.

For diluted earnings per share the weighted average number of shares outstanding is adjusted assuming conversion of all dilutive potential shares. Potential shares are those securities that, if converted into shares, would increase the total number of shares outstanding and reduce the earnings attributable to each share. Potential shares include options, warrants and convertible securities. The Group’s profit is also adjusted to reflect the impact of the conversion of potential shares net of the related tax effects.

(7)	Telecom Italia’s dividend coupons for the year ended December 31, 2008, were clipped on April 20, 2009 and were payable from April 23, 2009.

(8)	Share capital represents share capital issued net of the par value of treasury shares.

(9)	Net Financial Debt is a “Non-GAAP Financial Measure” as defined in Item 10 of Regulation S-K under the 1934 Act. For further details please see item “Non-GAAP Financial Measures” included elsewhere herein.

Financial Information prepared in accordance with IFRS as of and for the Three Months Ended March 31, 2009 and 2008

The summary selected financial data set forth below are consolidated financial data of the Telecom Italia Group as follows:

•	with respect to the separate income statement information, the unaudited financial data for the three-month periods ended March 31, 2009 and 2008 (recast data); and

•	with respect to the statement of financial position, the unaudited financial data as of March 31, 2009 and as of December 31, 2008 (recast data).

In the opinion of the management of Telecom Italia, the unaudited interim consolidated financial data of Telecom Italia Group reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Telecom Italia Group’s consolidated results of operations for the unaudited interim periods. Results for the three-month period ended March 31, 2009, are not necessarily indicative of results that may be expected for the entire year.

As noted in the Telecom Italia Group consolidated financial statements for 2008 included in the Telecom Italia Annual Report, certain new standards and interpretations came into effect beginning January 1, 2009 and have therefore been applied. In particular, following the retrospective application of IFRIC 13 (Customer Loyalty Programmes), the comparative data of the corresponding periods of the year 2008 has been appropriately recast.

The accompanying consolidated financial data has been prepared in accordance with IFRS as issued by IASB.

	Three months ended March 31,
	2009	2008 (Recast)
	(Unaudited) (millions of Euro, except percentages, ratios, employees and per share amounts)
Separate Income Statement Data:
Revenues	6,793	7,279

Operating profit	1,352	1,505

Profit before tax from continuing operations	784	926

Profit from continuing operations	444	541
Loss from Discontinued operations/Non-current assets held for sale	—	(75)

Profit for the period	444	466

Of which:
• Profit for the period attributable to Owners of the Parent(1)	463	485

Investments:
• Capital Expenditures	1,025	1,228
• Financial	1	—

Financial Ratios:
• Revenues/Employees (average number in the Group) (thousands of €)	92.1	94.1
• Operating profit/Revenues (ROS)(%)	19.9	20.7
• Ratio of earnings to fixed charges(2)	2.39	2.19

	Three months ended March 31,
	2009	2008 (Recast)
	(Unaudited) (millions of Euro, except employees and per share amounts)
Employees, average number in the Group, including personnel with temp work contracts:
Employees (excluding employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale) (average number)	73,779	77,374
Employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale (average number)	—	1,349

Basic and Diluted earnings per Share (EPS)(3):
• Ordinary Share	0.03	0.03
• Savings Share	0.04	0.04
Of which:
• From continuing operations:
• Ordinary Share	0.03	0.03
• Savings Share	0.04	0.04
• From Discontinued operations/Non-current assets held for sale:
• Ordinary Share	—	—
• Savings Share	—	—

	As of March 31, 2009	As of December 31, 2008 (Recast)
	(Unaudited) (millions of Euro, except employees)
Statement of financial position data:
Total Assets	84,571	85,650

Total Equity:
• Equity attributable to Owners of the Parent	26,304	26,095
• Equity attributable to Minority Interest	745	730

Total Equity	27,049	26,825

Total liabilities(4)	57,522	58,825

Total equity and liabilities(4)	84,571	85,650

Share capital(5)	10,585	10,591

Net Financial Debt(4)(6)	34,518	34,039

Employees, number in the Group at period-end, including personnel with temp work contracts:
• Employees (excluding employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale) (number at period-end)	77,499	77,825
• Employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale (number at period-end)	—	—

	Three months ended March 31,
	2009	2008 (Recast)
	(Unaudited) (millions of Euro)
Cash Flow Statement Data:
Cash Flows from (used in) Operating Activities	1,234	1,934

Cash Flows from (used in) Investing Activities	(1,497)	(1,667)

Cash Flows from (used in) Financing Activities	(324)	(1,633)

Cash Flows from (used in) Discontinued operations/Non-current assets held for sale	—	(24)

Aggregate Cash Flows	(587)	(1,390)

	As of
	March 31, 2009	December 31, 2008
	(Unaudited) (thousands)
Statistical Data:

Domestic Fixed:
Fixed network connections in Italy	19,582	20,031
Physical accesses (Consumer and Business)	16,972	17,352
BroadBand accesses in Italy	8,329	8,134
Of which retail BroadBand accesses	6,843	6,754

Domestic Mobile:
Mobile telephone lines in Italy	34,163	34,797

Brazil:
Mobile telephone lines in Brazil	36,096	36,402

European BroadBand:
BroadBand accesses in Europe	2,484	2,510

(1)	For the purposes of IFRS, “Parent”, as used in this Report, means Telecom Italia S.p.A.

(2)	For purposes of calculating the ratio of “earnings to fixed charges”:

•	“Earnings” is calculated by adding:

•	profit before tax from continuing operations;

•	“fixed charges” (as defined below);

•	amortization of capitalized interest and issue debt discounts or premiums;

•	dividends from associates and joint ventures accounted for using the equity method; and

•	share of losses of associates and joint ventures accounted for using the equity method and then subtracting:

•	capitalized interest for the applicable period; and

•	share of earnings of associates and joint ventures accounted for using the equity method.

•	“Fixed charges” is calculated by adding:

•	interest expenses (both expensed and capitalized);

•	issue costs and any original issue debt discounts or premiums; and

•	an estimate of the interest within rental expense for operating leases.

(3)	In accordance with IAS 33 (Earnings per share), basic earnings per Ordinary Share is calculated by dividing the Group’s profit available to shareholders by the weighted average number of shares outstanding during the period, excluding treasury shares. Since Telecom Italia has both Ordinary and Savings Shares outstanding, the calculations also take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of shares above dividends paid on the Ordinary Shares.

For the purpose of these calculations, the weighted average number of:

•	Ordinary Shares was 13,226,179,086 for the period ended March 31, 2009 and 13,254,973,832 for the period ended March 31, 2008;

•	Savings Shares was 6,026,120,661 for the period ended March 31, 2009 and 6,026,120,661 for the period ended March 31, 2008.

For diluted earnings per share the weighted average number of shares outstanding is adjusted assuming conversion of all dilutive potential shares. Potential shares are those securities that, if converted into shares, would increase the total number of shares outstanding and reduce the earnings attributable to each share. Potential shares include options, warrants and convertible securities. The Group’s profit is also adjusted to reflect the impact of the conversion of potential shares net of the related tax effects.

(4)	On May 26, 2009, Telecom Italia S.p.A. issued £750 million aggregate principal amount of fixed rate notes, with a coupon of 7.375% and an issue price of 99.608%, which mature on December 15, 2017. The financial data above, our interim financial information and other financial data and information included or incorporated by reference into this prospectus supplement do not reflect this note issuance.

(5)	Share capital represents share capital issued net of the par value of treasury shares.

(6)	Net Financial Debt is a “Non-GAAP Financial Measure” as defined in Item 10 of Regulation S-K under the 1934 Act. For further details please see item “Non-GAAP Financial Measures” included elsewhere herein.

BUSINESS UNIT FINANCIAL DATA

The table below (which has been extracted or derived from Telecom Italia Annual Report) sets forth revenues, operating profit (loss), capital expenditures and number of employees by Business Units, for 2008, 2007 and 2006. The data relating to 2007 and 2006 have been reclassified and presented consistently with the 2008 presentation.

			Domestic	Brazil	European Broad Band	Media		Olivetti		Other Operations	Adjustments and eliminations		Consolidated Total
(millions of Euro, except number of employees)
Revenues(1)	2008 2007 2006		23,268 24,220 25,785	5,208 4,990 3,964	1,274 1,151 605	287 263 207		352 408 440		134 251 234	(365 (270 (198	) ) )	30,158 31,013 31,037

Operating profit (loss)	2008 2007 2006		5,444 5,751 7,676	189 150 21	(30 122 73)	(113 (117 (137	) ) )	(37 (66 (50	) ) )	2 63 37	8 52 15		5,463 5,955 7,635

Capital expenditures	2008 2007 2006		3,658 4,064 3,894	1,348 865 699	352 358 214	50 69 85		3 8 10		1 16 21	(47 (10 (46	) ) )	5,365 5,370 4,877

Number of employees at year-end(2)	2008 2007 2006	(3) (3)	61,816 64,362 66,835	10,285 10,030 9,531	2,912 3,191 1,784	967 1,016 919		1,194 1,279 1,428		651 2,191 1,430	— — —		77,825 82,069 81,927

(1)	Revenues are total revenues of the various business units of the Telecom Italia Group before elimination of intercompany sales (but after elimination of sales between companies within the same major business area).

(2)	The number of employees at year-end excludes employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale, and includes personnel with temp work contracts.

(3)	For purposes of comparison, the data at December 31, 2007 and at December 31, 2006 have been restated in order to exclude 1,360 employees and 1,282 employees, respectively, of the Liberty Surf group which starting from January 1, 2008, are considered as Discontinued operations/Non-current assets held for sale.

The table below sets forth revenues, operating profit (loss), capital expenditures and number of employees by Business Units, for the first quarters of 2009 and 2008 (recast).

		Domestic	Brazil	European Broad Band	Media	Olivetti	Other Operations	Adjustments and eliminations	Consolidated Total
		(millions of Euro, except number of employees)
Revenues(1)	1° quarter 2009	5,357	1,061	308	51	71	17	(72)	6,793
	1° quarter 2008 (recast)	5,600	1,224	323	74	83	76	(101)	7,279

Operating profit (loss)	1° quarter 2009	1,392	(5)	(4)	(20)	(10)	(4)	3	1,352
	1° quarter 2008 (recast)	1,543	(17)	6	(37)	(9)	17	2	1,505

Capital expenditures	1° quarter 2009	835	104	73	14	1	—	(2)	1,025
	1° quarter 2008 (recast)	970	139	100	18	1	1	(1)	1,228

Number of employees at period-end(2)	As of March 31, 2009	61,591	10,194	2,894	1,006	1,163	651	—	77,499
	As of December 31, 2008	61,816	10,285	2,912	967	1,194	651	—	77,825

(1)	Revenues are total revenues of the various business units of the Telecom Italia Group before elimination of intercompany sales (but after elimination of sales between companies within the same major business area).

(2)	The number of employees at year-end excludes employees relating to the consolidated companies considered as Discontinued operations/Non-current assets held for sale, and includes personnel with temp work contracts.

As outlined in the update to the Industrial Plan 2009-2011 presented to the market in December 2008, certain assets are considered non-core, such as our Hansenet German broadband unit and our Telecom Italia Sparkle unit, which is a provider of international voice, IP and Data services for global fixed-line and mobile telephone operators, and are being reviewed for various strategic alternatives.

NON-GAAP FINANCIAL MEASURES

Net Financial Debt is a Non-GAAP financial measure as defined in Item 10 of Regulation S-K under the 1934 Act, but is widely used in Italy by financial institutions to assess liquidity and the adequacy of a company’s financial structure. We believe that Net Financial Debt provides an accurate indicator of our ability to meet our financial obligations (represented by gross debt) by our available liquidity, represented by the other items shown in the reconciliation table. Net Financial Debt allows us to show investors the trend in our net financial condition over the periods presented. The limitation on the use of Net Financial Debt is that it effectively assumes that gross debt can be reduced by our cash and other liquid assets. In fact, it is unlikely that we would use all of our liquid assets to reduce our gross debt all at once, as such assets must also be available to pay employees, suppliers, and taxes, and to meet other operating needs and capital expenditure requirements. Net Financial Debt and its ratio to equity (including Minority Interest), or leverage, are used to evaluate our financial structure in terms of sufficiency and cost of capital, level of debt, debt rating and funding cost, and whether our financial structure is adequate to achieve our business plan and our financial targets. Our management believes that our financial structure is sufficient to achieve our business plan and financial targets. Our management monitors the Net Financial Debt and leverage or similar measures as reported by other telecommunications operators in Italy and outside Italy, and by other major listed companies in Italy, in order to assess our liquidity and financial structure relative to such companies. We also monitor the trends in our Net Financial Debt and leverage in order to optimize the use of internally generated funds versus funds from third parties. Net Financial Debt is reported in our Italian Annual Report to shareholders and is used in presentations to investors and analysts.

Net Financial Debt as of December 31, 2008, 2007, 2006, 2005 and 2004, which has been extracted or derived from Telecom Italia Annual Report, is calculated as follows:

	As of December 31,
	2008	2007	2006	2005	2004
	(Unaudited)
	(millions of Euro)
GROSS FINANCIAL DEBT
Non-current financial liabilities (Long-term debt)
—Financial payables	31,936	33,299	37,391	39,522	35,606
—Finance lease liabilities	1,713	1,809	1,847	1,894	1,860
—Other financial liabilities	2,878	1,943	1,565	730	1,259

	36,527	37,051	40,803	42,146	38,725

Current financial liabilities (Short-term debt)
—Financial payables	5,726	5,943	5,143	9,323	3,972
—Finance lease liabilities	274	262	269	234	227
—Other financial liabilities	267	380	241	255	201

	6,267	6,585	5,653	9,812	4,400

Financial liabilities directly associated with Discontinued operations/Non-current assets held for sale	—	—	—	143	188

GROSS FINANCIAL DEBT (A)	42,794	43,636	46,456	52,101	43,313

FINANCIAL ASSETS
Non-current financial assets
—Securities other than investments	15	9	12	8	7
—Financial receivables and other non-current financial assets	2,648	686	679	988	396

	2,663	695	691	996	393

Current financial assets
—Securities other than investments	185	390	812	378	457
—Financial receivables and other current financial assets	491	377	433	509	662
—Cash and cash equivalents	5,416	6,473	7,219	10,323	8,855

	6,092	7,240	8,464	11,210	9,974

Financial assets classified under Discontinued operations/Non-current assets held for sale	—	—	—	37	84

FINANCIAL ASSETS (B)	8,755	7,935	9,155	12,243	10,451

NET FINANCIAL DEBT (A - B)	34,039	35,701	37,301	39,858	32,862

Net Financial Debt as of March 31, 2009 and December 31, 2008 (recast) is calculated as follows:

	As of March 31, 2009	As of December 31, 2008 (Recast)
	(Unaudited)
	(millions of Euro)
GROSS FINANCIAL DEBT
Non-current financial liabilities (Long-term debt)
—Bonds	26,547	25,680
—Amounts due to banks, other financial payables and liabilities	7,520	9,134
—Finance lease liabilities	1,684	1,713

	35,751	36,527

Current financial liabilities (Short-term debt)
—Bonds	4,020	4,497
—Amounts due to banks, other financial payables and liabilities	2,868	1,496
—Finance lease liabilities	269	274

	7,157	6,267

Financial liabilities relating to Discontinued operations/Non-current assets held for sale	—	—

GROSS FINANCIAL DEBT (A)	42,908	42,794

FINANCIAL ASSETS
Non-current financial assets
—Securities other than investments	(15)	(15)
—Financial receivables and other financial assets	(2,329)	(2,648)

	(2,344)	(2,663)

Current financial assets
—Securities other than investments	(686)	(185)
—Financial receivables and other current financial assets	(481)	(491)
—Cash and cash equivalents	(4,879)	(5,416)

	(6,046)	(6,092)

Financial assets relating to Discontinued operations/Non-current assets held for sale	—	—

FINANCIAL ASSETS (B)	(8,390)	(8,755)

NET FINANCIAL DEBT (A - B)	34,518	34,039

On May 26, 2009, Telecom Italia S.p.A. issued £750 million aggregate principal amount of fixed rate notes, with a coupon of 7.375% and an issue price of 99.608%, which mature on December 15, 2017. The tables above, our interim financial information and other financial data included or incorporated by reference into this prospectus supplement do not reflect this note issuance.

Recent Developments

Tax Disputes

Following tax audits conducted by the Italian Finance Police, the main findings of which were previously settled with the Revenue Agency, as indicated in the Telecom Italia Annual Report, in February and March 2009 we received notices disputing the tax and VAT deductibility of certain “TOP” and “Security” expenses for fiscal years 2002 and from 2004 to 2007. The claims would result in back taxes and fines payable by the Telecom Italia Group estimated at approximately €33 million. In respect thereof, Telecom Italia has initiated a procedure with the Italian Revenue Agency for a pre-litigation settlement agreement.

Argentina

On April 15, 2009, the Argentine administrative court of appeal served Telecom Italia and Telecom Italia International with an ex parte interim order issued on March 26, 2009, upon request of the Dracma group and W de Argentina Inversiones SL (“Los W”), a partner of Telecom Italia and Telecom Italia International in Sofora Telecomunicaciones S.A. (“Sofora”), through which Telecom Italia holds its interest in Telecom Argentina. This order suspended Telecom Italia International’s rights under the option agreement to acquire shares of Sofora described in the Telecom Italia Annual Report, as well as any other disposition rights thereunder (in particular the assignment of the agreement to third parties) until either (i) SECOM (the Argentine telecommunication regulator) issues its ruling on Telco S.p.A.’s acquisition of 100% of Olimpia S.p.A. on October 25, 2007 (“Telco Transaction”) or (ii) the court rules on any action brought by the Dracma group and Los W to obtain a declaratory judgment confirming the validity of the obligations set out by SECOM Note 1004/08, which was sent to Telecom Italia on June 26, 2008 by SECOM due to, according to SECOM, the potential competitive effects of Telefonica becoming a significant shareholder of Telecom Italia and, in turn, Telecom Argentina as a result of the Telco Transaction. The period during which Telecom Italia and Telecom Italia International may file their reply has not yet expired.

* * *

On April 3, 2009, in connection with the antitrust inquiry into the Telco Transaction described in the Telecom Italia Annual Report, the Argentine antitrust authority, the CNDC, issued Resolution 44/09, stating that Telecom Italia, Telecom Italia International, the directors, officers and representatives of Telecom Italia and Telecom Italia International, and their direct and indirect shareholders, as well as the directors and statutory auditors designated by Telecom Italia and Telecom Italia International in the companies of the Telecom Argentina Group should have refrained and should refrain from adopting decisions or giving instructions that entailed or would entail in the future, directly or indirectly, the exercise of “derechos politicos”, including such rights that arise from shareholder agreements relating to the companies of the Telecom Argentina group. Consequently, the CNDC ordered the companies of the Telecom Argentina Group to reverse any decisions adopted by corporate bodies or directors involving the exercise of “derechos politicos” since January 9, 2009.

On April 24, 2009, the ordinary Argentine court ordered that the shareholder meetings of Nortel Inversora S.A., the controlling shareholder of Telecom Argentina, and Telecom Argentina be suspended and that the boards of directors of Sofora and Nortel Inversora S.A. refrain from discussing matters to be submitted to the shareholder meetings of the Telecom Argentina group, pending a more in-depth review by the same court of the appeal against resolution 44/09 submitted by Telecom Italia and Telecom Italia International.

* * *

On May 26, 2009, the CNDC issued Resolution No. 64/09, which:

(i)	ordered the board of directors of Telecom Argentina to immediately restore the Consejo de Direccion in the company that had been previously superseded;

(ii)	ordered the unwinding of certain organizational changes; and

(iii)	gave several board members of Telecom Argentina five days to justify their actions in relation to the alleged violation of the dispositions of CNDC regarding the exercise of “derechos politicos”.

Telecom Italia and Telecom Italia International challenged Resolution No. 64/09, as did the relevant board members of Telecom Argentina and Telecom Argentina Group companies. On June 11, 2009, the appeals court granted a precautionary measure suspending any discussion by the Telecom Argentina board of directors of the measures to be implemented in accordance with Resolution No. 64/09.

Germany — AOL Arbitration

In November 2008 AOL LLC and AOL Europe Sàrl (“AOL”) notified Telecom Italia Deutschland Holding GmbH (“TIDE”) and Telecom Italia that they had initiated arbitration proceedings before the Paris International Chamber of Commerce (“ICC”) in relation to the contract for TIDE’s acquisition of the broadband assets of the AOL Time Warner Group in Germany, signed in September 2006 and executed on February 28, 2007. The aim of the request for arbitration is to:

(i)	obtain a ruling that the contracts for the supply of services to a specific category of customers (known as Bring-Your-Own-Access or BYOA) are not to be considered sold to Telecom Italia and TIDE; and

(ii)	obtain an order for defendants to cause HanseNet (the German company controlled by TIDE that currently manages the services provided to BYOA customers) to return to AOL the approximately €2 million invoiced in an allegedly improper manner for the above services.

During November 2008, Telecom Italia and TIDE appointed their arbitrator and applied to the ICC for the recusal of the arbitrator appointed by AOL. In January 2009, Telecom Italia and TIDE filed their briefs and cross-claims. In March 2009, AOL filed its defense brief. On April 30, 2009, the arbitral tribunal was constituted.

Acquisition of Intelig by Tim Participações

On April 16, 2009, Tim Participações S.A., our majority-owned Brazilian subsidiary, announced that it was in the process of acquiring Intelig Telecomunicacoes Ltda., a Brazilian telecommunications and data transmission company. This process will be concluded when all necessary authorizations are obtained from the competent authorities, including Anatel, Brazil’s telecommunications regulator, and CADE, Brazil’s antritust authority. As a result of the merger transactions and related capital increase by Tim Participaçoes, our wholly-owned subsidiary TIM Brasil Serviçõs e Participações’ ownership stake in Tim Participações is currently expected to decrease from approximately 81.32% to approximately 76.32% of the outstanding ordinary shares and from approximately 63.93% to approximately 60.00% of the outstanding preferred shares.

£750 million Telecom Italia bond issuance

On May 26, 2009, Telecom Italia S.p.A. issued £750 million aggregate principal amount of fixed rate notes, with a coupon of 7.375% and an issue price of 99.608%, which mature on December 15, 2017. This issue is part of a process aiming at refinancing certain indebtedness of the Telecom Italia Group maturing in 2010. The notes were issued under our €15 billion EMTN Programme.

Telecom Italia S.p.A.

Telecom Italia is a joint-stock company established under Italian law with registered offices in Milan at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is +39-02-85951. The company is recorded in the Milan Companies Register at number 00488410010, R.E.A. number 1580695, R.A.E.E. number IT08020000000799. The duration of the company, as stated in the company’s Bylaws, extends until December 31, 2100.

Telecom Italia Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre de Commerce et des Sociétés of Luxembourg under B-77.970.

TI Capital’s registered office and postal address is 12, rue Eugène Ruppert, L-2453, Luxembourg and its telephone number is + 352-456060-440.

RISK FACTORS

An investment in the notes will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks relating to our business that are set forth in “Item 3. Key Information—3.1 Risk Factors” in the Telecom Italia Annual Report incorporated by reference in this prospectus, the risks associated with the notes set forth in the accompanying prospectus under the heading “Risk Factors” on page 9 and the other information contained or incorporated by reference in this prospectus before deciding to purchase the notes.

Risks Associated with the Offering

Our leverage is such that deterioration in our cash flow generation, which depends on many factors beyond our control, could affect our ability to service our debt obligations.

Our ability to pay the principal of and interest on our notes, our credit facilities and other debt securities depends, among other things, upon our future financial performance and our ability to refinance indebtedness, if necessary. We have substantial leverage and our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. If this occurs, we may need to reduce or delay capital expenditures or other business opportunities. In addition, we may need to refinance our debt, obtain additional financing or sell assets to raise cash, which we may not be able to do on commercially reasonable terms, if at all, particularly in light of the volatility characterizing the capital and credit markets which has caused some lenders and institutional investors to reduce the level of funding to borrowers and has led to wider credit spreads. In addition, our credit risk could lead to an increase in our refinancing costs. A prolonged duration of the credit downturn with the consequent higher refinancing costs could have a material adverse effect on our results of operations and financial condition.

Factors which are beyond our control such as deterioration in the performance by the telecommunications sector, unfavorable fluctuations in interest rates and/or exchange rates, continuing disruptions in the capital markets, particularly debt capital markets and, in a broader sense, deterioration in general economic conditions also as a result of the current financial crisis, could have a significant effect on our ability to reduce our debt, or the ability of the Telecom Italia Group to refinance existing debt through further access to the financial markets.

The management and further development of our business will require us to make further investments. We may therefore incur additional debt in order to finance such investment. Our future results of operations may be influenced by our ability to enter into such transactions, which in turn will be determined by market conditions and factors that are outside our control.

A downgrade in our credit ratings could limit our ability to market securities, increase our borrowing costs and/or hurt our relationships with creditors.

Our credit ratings, which are intended to measure our ability to meet our debt obligations, are an important factor in determining our cost of borrowing funds. Due to the competitive environment and economic conditions in which the Telecom Italia Group operates, there could be deterioration in our separate income statement and statement of financial position ratios. Ratios derived from these same measures are used by rating agencies which base their ratings on the Telecom Italia Group’s ability to repay its debt. The interest rates of our borrowings are largely dependent on our credit ratings. As of the date of this prospectus, Telecom Italia’s long-term rating was Baa2 with a stable outlook according to Moody’s, BBB with a stable outlook according to Standard & Poor’s and BBB with a stable outlook according to Fitch Ratings. A downgrade of our credit ratings, resulting from our acquisition and divestiture activity, our dividend policy or otherwise, could lead to greater risk with respect to refinancing debt and would likely increase our cost of borrowing, including contractual increases in the interest rate applicable to some of our outstanding indebtedness, and adversely affect our results of operations.

A downgrade of our credit ratings could also limit our ability to raise capital, including to refinance existing debt, or our subsidiaries’ ability to conduct their businesses. A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

The notes will be effectively subordinated to our secured debt.

The notes will not be secured by any of our assets, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as holders of the such notes. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of the secured debt would be entitled to share in any of our remaining assets equally with you and any other senior unsecured lenders.

An active trading market for the notes may not develop or continue.

Although we expect the notes to be listed on the official list of the Luxembourg Stock Exchange and to admit the notes to trading on the regulated market of the Luxembourg Stock Exchange, TI Capital cannot assure you regarding the future development or continuance of a market for the notes or the ability of holders of the notes to sell their notes or the price at which such holders may be able to sell their notes. The notes could trade at prices that may be higher or lower than the offering prices of the notes depending on many factors, including prevailing interest rates and interest rate spreads, Telecom Italia’s operating results and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so, and any such market-making activities with respect to the notes may be discontinued at any time. There can be no assurance as to the liquidity of the Luxembourg or any trading market for the notes or that an active public market for the notes will develop, or if developed, will continue.

If Telecom Italia were to become obligor on the notes, by substitution with the issuer or otherwise, including under its guarantee, Telecom Italia would have no obligation to gross up payments to noteholders not resident in countries or territories with a sufficient exchange of information with Italy or to provide notice of any change in the exclusive list of such countries and territories.

The current exclusive list of countries or territories where, if the notes were held by residents for income tax purposes of such countries or territories and Telecom Italia were to make payments in respect of the notes through its substitution with the issuer or otherwise, including payments made under its guarantee, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the notes (if and only if an investor provides the required certifications under applicable Italian tax requirements) is attached to the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended, which list of countries is expected to be replaced in the future by a new list attached to a ministerial decree yet to be issued. We have no obligation to provide notice of any change in the list of countries attached to any future decree and if a holder of the notes is not resident in one of the countries that will be identified in any such decree, such holder will not have a right to receive a gross-up payment in the event of a tax withholding on payments on the notes made by Telecom Italia. Accordingly, noteholders will bear the risk of changes in the list of countries that will be included in any future decree and should therefore inform themselves of any changes to the list of countries in any such decree.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges (which has been extracted or derived from Telecom Italia Annual Report) calculated in accordance with IFRS for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 are as follows:

Year Ended December 31,
2008	2007	2006	2005	2004
2.21	2.75	3.27	3.20	3.39

Our consolidated ratios of earnings to fixed charges calculated in accordance with IFRS for the three months ended March 31, 2009 and for the fiscal year ended December 31, 2008 (recast) are as follows:

Three Months Ended March 31, 2009	Year Ended December 31, 2008 (Recast)
(unaudited)	(unaudited)
2.39	2.19

For purposes of calculating the ratio of “earnings to fixed charges”:

•	“Earnings” is calculated by adding:

•	profit before tax from continuing operations;

•	“fixed charges” (as defined below);

•	amortization of capitalized interest and issue debt discounts or premiums;

•	dividends from associates and joint ventures accounted for using the equity method; and

•	share of losses of associates and joint ventures accounted for using the equity method;

and then subtracting:

•	capitalized interest for the applicable period; and

•	share of earnings of associates and joint ventures accounted for using the equity method.

•	“Fixed charges” is calculated by adding:

•	interest expenses (both expensed and capitalized);

•	issue costs and any original issue debt discounts or premiums; and

•	an estimate of the interest within rental expense for operating leases.

CAPITALIZATION

Telecom Italia Group

The following table provides as of March 31, 2009 the cash and cash equivalents, the current financial liabilities (short-term debt) and the capitalization of the Telecom Italia Group in accordance with IFRS:

•	on an actual basis as of March 31, 2009; and

•	as adjusted to give effect to the issuance of the notes offered hereby.

	As of March 31, 2009
	Actual	As Adjusted
	(Unaudited) (millions of Euro)
Cash and cash equivalents	4,879	6,298

Current financial liabilities (Short-term debt)	7,157	7,157

Non-current financial liabilities (Long-term debt)
Amounts due to banks	4,416	4,416
Notes and bonds	26,547	26,547
Notes offered hereby(1)	—	1,419
Finance lease liabilities	1,684	1,684
Other financial liabilities	3,104	3,104

Total non-current financial liabilities(a)	35,751	37,170

Equity:
Share capital(2)	10,585	10,585
Paid-in capital	1,689	1,689
Other reserves, retained earnings (accumulated losses), including profit for the period	14,030	14,030

Equity attributable to owners of the Parent	26,304	26,304
Equity attributable to Minority Interest	745	745

Total equity(b)	27,049	27,049

Total capitalization (a+b)	62,800	64,219

(1)	The U.S. dollar amount has been translated into Euro using the Noon Buying Rate of €1.00=U.S.$1.4040 effective on June 12, 2009.

(2)	As of March 31, 2009, Telecom Italia’s share capital comprised:

•	13,380,795,473 Ordinary Shares (par value of €0.55 each, corresponding to €7,359,437,510.15) subscribed, issued and existing; and

•	6,026,120,661 Savings Shares (par value of €0.55 each, corresponding to €3,314,366,363.55) subscribed, issued and existing;

less:

•	162,216,387 treasury Ordinary Shares (par value of €0.55 each, corresponding to €89,219,012.85).

Since March 31, 2009:

•	Telecom Italia Finance S.A. made open market repurchases of approximately €32 million nominal amount of its 6.575% notes maturing on July 30, 2009;

•	Telecom Italia Finance S.A. made open market repurchases of €3 million nominal amount of its 138.83 million Euro Floating Rate notes maturing on June 14, 2010;

•	Telecom Italia S.p.A. made open market repurchases of approximately €54 million nominal amount of its 850 million Euro floating rate notes maturing on June 7, 2010; and

•	on May 26, 2009, Telecom Italia S.p.A. issued £750 million aggregate principal amount of fixed rate notes, with a coupon of 7.375% and an issue price of 99.608%, which mature on December 15, 2017.

Accordingly, such repurchases and new issuance are not reflected in the above capitalization table.

Telecom Italia Capital

The following table provides as of March 31, 2009 the cash and cash equivalents, the short-term debt and the capitalization of TI Capital in accordance with IFRS:

•	on an actual basis as of March 31, 2009;

•	as adjusted in order to reflect the effects of the May 15, 2009 capital injection of €50 million described below; and

•	as further adjusted to give effect to the issuance of the notes offered hereby.

	As of March 31, 2009
	Actual	As Adjusted after the capital injection(1)	As Further Adjusted
	(Unaudited) (thousands of Euro)
Cash and cash equivalents	38,928	88,928	1,507,731

Current financial liabilities (Short-term debt)	1,273,841	1,273,841	1,273,841

Non-current financial liabilities (Long-term debt):
Amounts due to banks	47,202	47,202	47,202
Notes and bonds	10,543,833	10,543,833	10,543,833
Notes offered hereby(2)	—	—	1,418,803
Other financial liabilities	538,561	538,561	538,561

Total non-current financial liabilities(a)	11,129,596	11,129,596	12,548,399

Equity:
Share capital, 100,000 shares, nominal value €23.36 per share	2,336	2,336	2,336
Other reserves, retained earnings (accumulated losses), including profit (loss) for the period	25,718	75,718	75,718

Total equity(b)	28,054	78,054	78,054

Total capitalization (a+b)	11,157,650	11,207,650	12,626,453

(1)	On May 15, 2009, an Extraordinary Shareholders General meeting passed a resolution for a recapitalization of Telecom Italia Capital, which was effected on the same day with a capital injection of €50 million, in order to cover losses as reported in the Luxembourg GAAP balance sheet as of February 28, 2009. Such capital injection does not impact the capitalization of the Telecom Italia Group.

(2)	The U.S. dollar amount has been translated into Euro using the Noon Buying Rate of €1.00=U.S.$1.4040 effective on June 12, 2009.

Except as disclosed in this prospectus (including the documents incorporated by reference herein), there has not been any material change in the capitalization of the Telecom Italia Group since March 31, 2009 or of TI Capital since March 31, 2009.

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of the notes, after deducting the underwriting discount but excluding the expenses relating to the offering, will be approximately U.S.$1,992 million, which at the Noon Buying Rate of €1.00=U.S.$1.4040 effective on June 12, 2009, corresponds to approximately €1,419 million. These proceeds are intended to be used to make inter-company loans to Telecom Italia Group companies for their general corporate purposes, which may include the repayment of existing indebtedness.

DESCRIPTION OF NOTES AND GUARANTEES

General

The following description of the notes being offered supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. We refer you to that description set forth under “Description of Debt Securities and Guarantees.”

TI Capital will issue the notes under an indenture dated as of October 6, 2004 among TI Capital, Telecom Italia and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as trustee, as supplemented by a fifth supplemental indenture to be entered into among TI Capital, Telecom Italia and The Bank of New York Mellon, as trustee. Herein we refer to the indenture as supplemented by the fifth supplemental indenture as the “indenture”. The trustee has normal banking relationships with us.

Application will be made following issuance of the notes to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes to trading on the regulated market of the Luxembourg Stock Exchange. Nevertheless, we cannot assure you that an active public market for the notes will develop. The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.

We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any series of the notes, except for the public offering price and the issue date. Any additional notes having such similar terms, together with the notes of the applicable series offered hereby, will constitute a single series of senior guaranteed notes under the indenture.

Principal, Maturity and Interest

General

The notes will be issued in two series referred to herein as the 2014 notes and the 2019 notes.

Unless previously redeemed, see “—Redemption at TI Capital’s Option” and “—Optional Tax Redemption,” the aggregate outstanding principal amount of each series of notes will be payable on the applicable maturity date.

Interest on the notes will be paid by check mailed to the persons in whose names the notes are registered at the close of business on the applicable record date or, at our option, by wire transfer to accounts maintained by such persons with a bank located in the United States. For so long as the notes are represented by global notes, we will make payments of interest by wire transfer to The Depository Trust Company (DTC) or its nominee, as the case may be, which will distribute payments to beneficial holders in accordance with its customary procedures.

The notes are not entitled to any sinking fund. The provisions of the indenture described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Discharge and Defeasance” will apply to the notes.

The 2014 notes will be issued in an aggregate principal amount of $1,000,000,000 and the 2019 notes will be issued in an aggregate principal amount of $1,000,000,000. Each 2014 note will mature on June 18, 2014 and each 2019 note will mature on June 18, 2019. The 2014 notes and 2019 the notes will bear interest at the respective rates per annum shown on the cover page of this prospectus supplement. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the 2014 notes and the 2019 notes will accrue from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the 2014 notes and 2019 notes semi-annually in arrears on June 18 and December 18 of each year, commencing December 18, 2009 to holders of record at the close of business on the immediately preceding June 1 and December 1, respectively.

If any interest payment date or the maturity of the 2014 notes or the 2019 notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or maturity, as the case may be.

Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law, regulations or executive order to close.

Payment of Additional Amounts

For more information on additional amounts and the situations in which TI Capital and Telecom Italia may be required to pay additional amounts, see “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus.

Redemption at TI Capital’s Option

Beginning on December 21, 2010, the notes will be redeemable in whole or in part at TI Capital’s (or TI Capital successor’s) option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable notes; or

•

as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 50 basis points, plus accrued and unpaid interest thereon to the date of redemption.

The definitions of certain terms used in the paragraph above are listed below.

Adjusted treasury rate means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third Business Day preceding the date fixed for redemption.

Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

Comparable treasury price means, with respect to any redemption date, (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

Quotation agent means J.P. Morgan Securities Inc., or such other agent as appointed by TI Capital or Telecom Italia, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by TI Capital or Telecom Italia.

Reference treasury dealer means:

•

J.P. Morgan Securities Inc. or its affiliates which are primary U.S. Government securities dealers, or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), TI Capital will substitute such reference treasury dealer with another primary treasury dealer; and

•	any three primary treasury dealers selected by the quotation agent after consultation with TI Capital or Telecom Italia.

Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

Remaining scheduled payments means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

If less than all of a series of notes is to be redeemed at any time, selection of notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate; provided that notes with a principal amount of $2,000 will not be redeemed in part.

TI Capital will give DTC a notice of redemption at least 30 but not more than 60 days before the redemption date. If any notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Unless TI Capital defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, we may call all, but not less than all, of the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities and Guarantees—Optional Tax Redemption” in the accompanying prospectus.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. See “Description of the Debt Securities and Guarantees—Book Entry System” and “Clearance and Settlement” in the accompanying prospectus.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made in immediately available funds.

Trustee

See “Description of Debt Securities and Guarantees—Regarding the Trustee” and “Description of Debt Securities and Guarantees—Events of Default” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in the event of default.

Transfer Restrictions

You understand that an investor in the notes offered hereunder must be resident for income tax purposes in one of the countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. Accordingly, upon agreeing to purchase any notes offered hereunder, you are deemed to represent and agree that you are resident for income tax purposes in one of the countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that it is the intention of Telecom Italia that the notes will be held only by investors resident in countries identified in the above mentioned decree.

If Telecom Italia becomes the obligor under the notes due to substitution or otherwise (see “Description of Debt Securities and Guarantees—Mergers and Similar Events” in the accompanying prospectus), including under its guarantee of amounts payable on the notes, and Telecom Italia is obligated to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the notes were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the notes, including under its guarantee of amounts payable on the notes, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the notes (if and only if an investor provides the required certifications under applicable Italian tax requirements) subject to the limitations set forth under “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus): Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia. The list of countries included in the Decree of the Ministry of

Finance of Italy of September 4, 1996 is expected to be replaced in the future by a new list attached to a ministerial decree yet to be issued. If a holder of the notes is not resident in one of the countries that will be identified in the forthcoming decree, that holder will not have a right to receive a gross- up in the event of a tax withholding as described above. Accordingly, noteholders will bear the risk of changes in the list of countries that will be included in the forthcoming decree. See “Risk Factors—If Telecom Italia were to become obligor on the notes, by substitution with the issuer or otherwise, including under its guarantee, Telecom Italia would have no obligation to gross up payments to noteholders not resident in countries or territories with a sufficient exchange of information with Italy or to provide notice of any change in the exclusive list of such countries and territories.”

You also understand the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the notes and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the notes made to Italian investors. See also “Notice to Investors in Italy”.

CERTAIN TAX CONSIDERATIONS

The following description of certain tax considerations supplements and, as relevant, amends the description under the heading “Certain Tax Considerations” in the accompanying prospectus.

Holders should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. Internal Revenue Code of 1986, as amended, and the laws of any other taxing jurisdiction, including Luxembourg and Italy, of the ownership of the notes.

United States Federal Income Tax Considerations

As described above in “Description of Notes and Guarantees—Redemption at TI Capital’s Option”, TI Capital has the right to redeem the notes beginning on December 21, 2010. As a result, TI Capital may redeem the notes for a price which may exceed the face amount of the notes plus accrued but unpaid interest. If the United States Internal Revenue Service were to find that the exercise of TI Capital’s option to redeem the notes was not a remote contingency, it might maintain that the notes are subject to the contingent payment debt instrument rules of Treas. Reg. Sec. 1.1275-4 (the “CPDI rules”). In this case, United States Holders, as defined in the accompanying prospectus, may be required to accrue original issue discount on the notes for United States federal income tax purposes based on a comparable yield for the notes and a projected payment schedule determined pursuant to the CPDI rules and to treat any gain recognized on a sale or other taxable disposition as ordinary income. The comparable yield and projected payment schedule cannot be determined at this time. We intend to take the position that for United States federal income tax purposes, the CPDI rules do not apply to the notes.

Luxembourg Tax Considerations

The statements herein regarding taxation in Luxembourg are based on the laws in force in the Grand Duchy of Luxembourg as of the date of this prospectus supplement and are subject to any changes in law. The following summary does not purport to be a comprehensive description of all the tax considerations which may be relevant to a decision to purchase, own, exchange or dispose the notes.

Withholding Tax

All payments of interest and principal by TI Capital in the context of the holding, disposal, redemption or repurchase of the debt securities can be made free and clear of any withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by Luxembourg or any political subdivision or taxing authority thereof or therein, in accordance with the applicable Luxembourg law, subject however to:

(i) the application of the Luxembourg laws of June 21, 2005 implementing the European Union Savings Directive (Council Directive 2003/48/EC) and several agreements concluded with certain dependent or associated territories and providing for the possible application of a withholding tax (20% from July 1, 2008 to June 30, 2011 and 35% from July 1, 2011) on interest paid to certain non-Luxembourg resident investors (individuals and certain types of entities called “residual entities” within the meaning of Article 4.2 of the EU Savings Directive (i.e., entities which are not legal persons (the Finnish and Swedish companies listed in Article 4.5 of the EU Savings Directive are not considered as legal persons for this purpose), whose profits are not taxed under the general arrangements for the business taxation, that are not and have not opted to be treated as UCITS recognised in accordance with the Council Directive 85/611/EEC)), in the event of TI Capital appointing a paying agent in Luxembourg within the meaning of the above-mentioned directive if the beneficial owner does not comply with specified information reporting procedures (see “-EU Savings Directive” below) or agreements;

(ii) the application as regards Luxembourg resident individuals (in the context of their private wealth) or certain residual entities that secure interest payments on behalf of such individuals of the Luxembourg law of 23 December 2005 which has introduced a 10% final withholding tax on savings income (i.e. with certain exemptions, savings income within the meaning of the Luxembourg laws of June 21, 2005 implementing the European Union Savings Directive). This law applies to savings income accrued as from July 1, 2005 and paid as from January 1, 2006 by a Luxembourg paying agent.

Responsibility for the withholding of tax in application of the above-mentioned Luxembourg laws of June 21, 2005 and December 23, 2005 is assumed by the Luxembourg paying agent within the meaning of these laws.

Taxes on Income and Capital Gains

Holders of debt securities who derive income from such debt securities or who realize a gain on the disposal or redemption thereof will not be subject to Luxembourg taxation on such income or capital gains, subject to the application of the laws of laws of June 21, 2005 and December 23, 2005 referred to above, and unless:

(a) such holders of debt securities are, or are deemed to be, resident in Luxembourg for Luxembourg tax purposes (or for the purposes of the relevant provisions), or

(b) such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

Pursuant to the Luxembourg law of July 17, 2008 amending the law of December 23, 2005, Luxembourg individuals acting in the context of their private wealth can opt for a 10% flat taxation on certain interest accrued from July 1, 2005 and paid as of January 1, 2008 and received from a paying agent located in a Member State other than Luxembourg, in a country that is part of the European Economic Area other than an EU Member State or in a State or territory which has concluded an international agreement directly related to the EU Savings Directive.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a corporate holder of debt securities unless:

(a) such holder of debt securities is, or is deemed to be, resident in Luxembourg for the purpose of the relevant provisions; or

(b) such debt security is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

The Luxembourg law of December 23, 2005 eliminated the net wealth tax for individuals starting with the year 2006.

Inheritance and Gift Tax

Where the debt securities are transferred for no consideration:

(a) no Luxembourg inheritance tax is levied on the transfer of the debt securities upon death of a holder of debt securities in cases where the deceased holder was not a resident of Luxembourg for inheritance tax purposes; or

(b) Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or is registered in Luxembourg.

Value Added Tax

There is no Luxembourg value-added tax payable by holders in respect of payments in consideration for the issuance of the debt securities or in respect of the payment of interest or principal under the debt securities or the transfer of a debt security.

Other Taxes and Duties

It is not compulsory that the debt securities be filed, recorded or enrolled with any court or other authority in Luxembourg or that registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty (other than court fees and contributions for the registration with the Chamber of Commerce) be paid in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgment in the courts of Luxembourg) of the debt securities in accordance therewith, except that in the case of court proceedings in a Luxembourg court (including but not limited to a Luxembourg insolvency proceeding), registration of the debt securities may be ordered by the court, in which case the debt securities will be subject to a fixed duty of EUR 12. Registration would in principle further be ordered, and the same registration duties could be due, when the debt securities are produced, either directly or by way of reference, before an official authority (“autorité constituée”) in Luxembourg.

Residence

A holder of a debt security will not become resident, or deemed to be resident, in Luxembourg by reason only of the holding of such debt security or the execution, performance, delivery and/or enforcement of that or any other debt security.

EU Savings Directive

On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income (“European Union Directive on the Taxation of Savings Income in the Form of Interest Payments” (Council Directive 2003/48/EC)) (“EU Savings Directive”). The EU Savings Directive is, in principle, applied by Member States as from July 1, 2005 and has been implemented in Luxembourg by the laws of June 21, 2005. Under the directive, each Member State is required to provide to the tax authorities of another Member State details of payments of interest within the meaning of the EU Savings Directive or other similar income paid by a paying agent within the meaning of the EU Savings Directive, to an individual resident or certain types of entities called “residual entities”, within the meaning of the EU Savings Directive (the “Residual Entities”), established in that other Member State (or certain dependent or associated territories). For a transitional period, however, Austria, Belgium and Luxembourg are permitted to apply an optional information reporting system whereby if a beneficial owner, within the meaning of the EU Savings Directive, does not comply with one of two procedures for information reporting, the relevant Member State will levy a withholding tax on payments to such beneficial owner. The withholding tax system will apply for a transitional period during which the rate of the withholding is of 20% from July 1, 2008 to June 30, 2011 and 35% as from July 1, 2011.

The transitional period is to terminate at the end of first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries (Switzerland, Andorra, Liechtenstein, Monaco and San Marino) and certain dependent or associated territories (Cayman Islands, Turks and Caicos Islands, Anguilla, Jersey, Guernsey, Isle of Man, Montserrat, British Virgin Islands, Netherlands Antilles and Aruba) have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) within its jurisdiction to, or collected by such a paying agent for, an individual resident or a Residual Entity established in a Member State. In addition, Luxembourg has entered into reciprocal provision of information or transitional withholding arrangements with those dependent or associated territories in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) in Luxembourg to, or collected by such a paying agent for, an individual resident or a Residual Entity established in one of those territories.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus between Telecom Italia, TI Capital and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite the name of such underwriter below at the public offering price set forth on the cover page of this prospectus supplement less the underwriting discount.

	Principal amount
Underwriter	2014 notes	2019 notes
BNP Paribas Securities Corp.	$166,666,667	$166,666,667
Deutsche Bank Securities Inc.	166,666,667	166,666,667
Goldman, Sachs & Co.	166,666,667	166,666,667
J.P. Morgan Securities Inc.	166,666,667	166,666,667
Mitsubishi UFJ Securities (USA), Inc.	166,666,665	166,666,665
Morgan Stanley & Co. Incorporated	166,666,667	166,666,667

Total	$1,000,000,000	$1,000,000,000

The underwriters will initially offer to sell the notes to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may sell notes to securities dealers at a discount from the public offering price of up to 0.20% of the principal amount of the 2014 notes and 0.20% of the principal amount of the 2019 notes. These securities dealers may resell any notes purchased from the underwriters to other broker or dealers at a discount from the public offering price of up to 0.10% of the principal amount of the 2014 notes and 0.15% of the principal amount of the 2019 notes. If the underwriters cannot sell all the notes at the offering price, they may change the offering price and the other selling terms.

We estimate that our total expenses for this offering, excluding underwriting commissions and discounts, will be approximately $0.8 million.

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the underwriting commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

TI Capital and Telecom Italia have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement, including the receipt by the underwriters of officer’s certificates and legal opinions, being satisfied. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Each series of the notes is a new issue of securities with no established trading market. We will apply, following issuance of the notes, for the listing of the notes on the official list of the Luxembourg Stock Exchange and for the admission of the notes to trading on the regulated market of the Luxembourg Stock Exchange. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. The underwriters are not required to engage in any of these activities. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when another syndicate member, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

The underwriters and/or their affiliates have provided investment banking, commercial banking and/or financial advisory services to Telecom Italia or its affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future.

The underwriters expect to make offers and sales both inside and outside of the United States through their selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Selling Restrictions

No underwriter is authorized to make any representation or use any information in connection with the issue, offering and sale of the notes other than as contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference herein, or such other information relating to TI Capital, Telecom Italia and the notes which we have authorized to be used or is otherwise publicly available.

General. Other than in the United States, no action has been or will be taken by TI Capital (prior to the issue date), Telecom Italia or by or on behalf of any underwriter which would permit a public offering of any of the notes or distribution of a prospectus or offering material in any jurisdiction where there are requirements for such purpose to be complied with. Accordingly, notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any advertisement or other offering material may be distributed or published in any jurisdiction other than the United States except under an exemption that would result in compliance with any applicable laws and regulations. Each underwriter has severally represented and agreed that it will only offer, sell or deliver any notes or distribute copies of this prospectus or any other document relating to the notes in the countries currently listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended, as set forth under “Description of Notes and Guarantees—Transfer Restrictions.” A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it.

Each underwriter severally will to the best of its knowledge comply with all relevant laws, regulations and directives in each jurisdiction in which it offers, sells, or delivers notes or distributes this prospectus or any amendment or supplement thereto.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State (provided that the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy):

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000; and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to above shall require TI Capital or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the foregoing, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Italy. No application has been made to obtain an authorization from CONSOB for an offer to the public of the notes. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any notes in Italy or to investors resident in Italy and will not distribute copies of this prospectus or any other document relating to the notes in Italy. Furthermore, each underwriter has acknowledged that trading in the notes on the secondary market in Italy may be subject to restrictions pursuant to Italian law. In particular, failing an exemption under applicable regulatory provisions, systematic re-sales of the notes in Italy to persons who are not qualified investors, in the 12 months following an initial placement in Italy or abroad reserved for qualified investors, trigger an offer to the public as provided for by Article 100-bis, paragraph 2, of Legislative Decree of February 24, 1998, no. 58. In such circumstances, if no prospectus is published, the acquirer acting for purposes not related to entrepreneurial or professional activities may obtain that the sale is declared void and the authorized operators at which the sale took place may be responsible for damages; in addition, certain administrative fines may apply.

United Kingdom. Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to TI Capital or Telecom Italia; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Japan. The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Each underwriter has represented and agreed that in connection with the offering of the notes offered hereby, it has not offered or sold, and will not offer or sell, directly or indirectly, any notes in Japan or to, or for the account of, any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the FIEA and (ii) in compliance with any other applicable requirements of Japanese law. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

VALIDITY OF THE NOTES AND GUARANTEES

The validity of the notes in respect of which this prospectus is being delivered and other matters of Luxembourg law will be passed upon for TI Capital by Linklaters LLP, Luxembourg. The validity of the guarantees under Italian law relating to the notes offered through this prospectus and other matters of Italian law will be passed upon for Telecom Italia by Labruna Mazziotti Segni, and for the underwriters by Latham & Watkins LLP, counsel to the underwriters. The enforceability of the notes and guarantees under New York law will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP, counsel to Telecom Italia and TI Capital, and for the underwriters by Latham & Watkins LLP, counsel to the underwriters. Morgan, Lewis & Bockius LLP will rely as to all matters of Italian law upon the opinion of Labruna Mazziotti Segni. Morgan, Lewis & Bockius LLP and Latham & Watkins LLP will rely as to all matters of Luxembourg law upon the opinion of Linklaters LLP, Luxembourg. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazione Professionale.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in the Telecom Italia Annual Report (Form 20-F) for the year ended December 31, 2008, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TELECOM ITALIA CAPITAL

DEBT SECURITIES

Unconditionally Guaranteed By

TELECOM ITALIA S.p.A.

We may offer debt securities in various series from time to time through this prospectus. When we decide to sell a particular series of debt securities, we will provide specific terms of the offered securities in a prospectus supplement.

We may sell these debt securities directly or to or through underwriters or dealers, and also to other purchasers through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell debt securities unless it includes a prospectus supplement.

Investing in our securities involves risks. Please refer to the risks described in the “Risk Factors” section beginning on page 9 of this prospectus as well as any document incorporated by reference in this prospectus or set forth in any accompanying prospectus supplement for a description of the risks you should consider when evaluating an investment in debt securities offered herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2008.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing the “shelf” registration or continuous offering process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities in the offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room, as described under the heading “Where You Can Find More Information”.

When acquiring any debt securities discussed in this prospectus, you should rely on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference (see the discussion under the heading “Incorporation by Reference”). Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date set forth on the cover page of these documents.

We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition the debt securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be considered “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

CERTAIN DEFINED TERMS

In this prospectus and any prospectus supplement, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital S.A. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital S.A. or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital S.A.). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital S.A.).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the exhibits thereto, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

Telecom Italia

Telecom Italia is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the SEC. You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York.

TI Capital

TI Capital is a directly and indirectly wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•

information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus. In all cases, you should rely on the information contained in a document that was filed later over differing information included in this prospectus or any related prospectus supplement.

We are incorporating by reference the following documents:

•	Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2007 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on May 8, 2008;

•

Telecom Italia’s Report on Form 6-K filed with the SEC on November 19, 2008, which contains, among other things, Telecom Italia’s unaudited interim consolidated financial statements as of and for the six months ended June 30, 2008 prepared on the basis of International Financial Reporting Standards as issued by the IASB—International Accounting Standard Board (“IFRS”) and in particular in accordance with International Accounting Standard (“IAS”) No. 34 (Interim Financial Reporting);

•

Telecom Italia’s Report on Form 6-K filed with the SEC on November 19, 2008, which contains consolidated financial information of Telecom Italia as of and for the nine months ended September 30, 2008 which have been prepared in accordance with IFRS and disclosed on the basis of Italian rules and regulations; and

•	Telecom Italia’s Report on Form 6-K filed with the SEC on December 29, 2008.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus until we file a post-effective amendment indicating that the offering of securities made by this prospectus has been terminated:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the filings referred to above at no cost by contacting Telecom Italia or TI Capital at the following respective addresses:

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan

Italy

(+39-02-85951)

Attention: Andrea Balzarini

Telecom Italia Capital S.A.

12, rue Eugène Ruppert

L-2453

Luxembourg

(+352-4560601)

Attention: Adriano Trapletti

You should rely only on the information provided in this prospectus and any related prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any related prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated, the financial information incorporated by reference in this prospectus has been prepared in accordance with International Financial Reporting Standards issued by the IASB—International Accounting Standard Board (IFRS). IFRS also include all effective International Accounting Standards (IAS) and all Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), comprising those previously issued by the Standing Interpretations Committee (“SIC”). Until December 31, 2004, Telecom Italia prepared its consolidated financial statements and other interim financial information (including quarterly and semi-annual reports) in accordance with Italian GAAP.

Pursuant to SEC Release No. 33-8567, “First-Time Application of International Financial Reporting Standards”, Telecom Italia is only required to include Selected Financial Data prepared in compliance with IFRS extracted or derived from the Consolidated Financial Statements for the years ended December 31, 2007, 2006, 2005 and 2004 (earlier periods are not required to be included). Furthermore, pursuant to SEC Release No. 33-8879, “Acceptance from Foreign Private Issuers of Financial Statements Prepared in Accordance with International Financial Reporting Standards Without Reconciliation to U.S. GAAP,” Telecom Italia includes Selected Financial Data prepared in compliance with IFRS, without reconciliation to U.S. GAAP.

The currency used by Telecom Italia in preparing its consolidated financial statements is the euro. References to “€”, “euro” and “Euro” are to the euro, and references to “U.S. dollars”, “dollars”, “U.S.$” or “$” are to U.S. dollars. For the purpose of this prospectus, “billion” means a thousand million.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER THE UNITED STATES SECURITIES LAWS

Telecom Italia is a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy, and TI Capital is a company with limited liability (société anonyme) for an unlimited duration, established under the laws of Luxembourg. None of the members of the Board of Directors of TI Capital and only one member of the Board of Directors of Telecom Italia are resident in the United States. All or a substantial portion of the assets of these non-U.S. residents and of TI Capital and Telecom Italia are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon the non-U.S. resident directors or upon TI Capital or Telecom Italia or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against TI Capital or Telecom Italia in Luxembourg or Italy, as applicable. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy or in Luxembourg. Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject, among other things, to the absence of a conflicting judgment by an Italian court or of an action pending in Italy among the same parties arising from the same facts and circumstances and started before the U.S. proceedings, and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant(s), and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts would not require retrial in Italy, subject to the decision of the competent court of appeal ascertaining the existence, inter alia, of the above mentioned requirements and subject to challenge by the other party. In original actions brought before Italian courts, there is substantial doubt as to the enforceability of liabilities based on the U.S. federal securities laws. There is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Luxembourg. As a result, a final judgment for the payment of monies obtained in a U.S. court based on the civil liability provisions of the U.S. securities laws would not directly be enforceable in Luxembourg. A party who obtains such judgment may, however, initiate enforcement proceedings in Luxembourg (“exequatur”) by requesting enforcement of the U.S. court judgment from the Luxembourg District Court (“Tribunal d’Arrondissement”), which would authorize the enforcement in Luxembourg of the U.S. court judgment, subject to, among other things, the U.S. having had proper jurisdiction, the U.S. court having applied the substantive law which would have been applied by Luxembourg courts, compliance with principles of natural justice and the U.S. court judgment not contravening Luxembourg international public policy.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus and any related prospectus supplement or any incorporated document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act, which reflect Telecom Italia’s management’s current views with respect to certain future events, trends and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Such forward-looking information is based on certain key assumptions which we believe to be reasonable but forward-looking information by its nature involves risks and uncertainties, which are outside of our control, that could significantly affect expected results of future events.

The following important factors could cause our actual results to differ materially from those projected or implied in any forward-looking statements:

•

the continuing impact of increased competition in a liberalized market, including competition from established domestic competitors and global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•

our ability to refinance existing indebtedness when due under the current uncertain conditions in the capital and bank markets; such uncertain conditions might also adversely impact liquidity already raised for refinancing purposes;

•	our ability to utilize our relationship with Telefónica (through our new shareholder structure) to attain synergies primarily in areas such as network, IT, purchasing and international mobile roaming;

•

our ability to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	our ability to successfully implement our internet and broadband strategy both in Italy and abroad;

•	our ability to successfully achieve our debt reduction targets;

•	the impact of regulatory decisions and changes in the regulatory environment in Italy and other countries in which we operate;

•	the impact of economic development generally on our international business and on our foreign investments and capital expenditures;

•	our services are technology-intensive and the development of new technologies could render such services non-competitive;

•	the impact of political and economic developments in Italy and other countries in which we operate;

•	the impact of fluctuations in currency exchange and interest rates;

•	our ability to successfully implement our strategy over the 2009-2011 period;

•	our ability to achieve the expected return on the investments and capital expenditures we have made and continue to make in Brazil on mobile;

•	the amount and timing of any future impairment charges for our licenses, goodwill or other assets; and

•	the outcome of litigation, disputes and investigations in which we are involved or may become involved.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of the document in which they are contained. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date of the document in which they are contained, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

When evaluating forward-looking statements, you should also consider the risk factors set forth in the Telecom Italia Annual Report and subsequent annual reports on Form 20-F and other documents Telecom Italia files with the SEC, as well as any risk factors relating to us or a particular offering described or incorporated by reference in the applicable prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information about Telecom Italia and TI Capital and provides a brief overview of the material terms of the debt securities that we may offer under this prospectus. For more information regarding the Telecom Italia Group and for a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the debt securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the debt securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us, including our consolidated financial statements.

Description of the Companies

Telecom Italia S.p.A.

Telecom Italia S.p.A. is a joint stock company (Società per Azioni) established under Italian law with registered offices in Milan at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is + 39-02-85951. Telecom Italia is recorded in the Milan Companies Register at number 00488410010, R.E.A. number 1580695, R.A.E.E. number IT08020000000799. The duration of the company, as stated in the company’s Bylaws, extends until December 31, 2100.

The Telecom Italia Group is engaged principally in the communications sector and, particularly, in telephone and data services on fixed lines, for final retail customers and wholesale providers, in the development of fiber optic networks for wholesale customers, in innovative BroadBand services, in Internet services, in domestic and international mobile telecommunications (especially in Brazil), in the television sector using both analog and digital terrestrial technology and in the office products sector.

In its domestic Italian market, the Telecom Italia Group is both a technological and market leader in the fastest-growing segments (mobile, broadband and data transmission). The Telecom Italia Group’s international operations are concentrated mainly in Europe, the Mediterranean basin and South America.

Telecom Italia Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a directly and indirectly wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre de Commerce et des Sociétés of Luxembourg under number B-77.970.

TI Capital’s primary purpose is to finance the operations of the companies comprising the Telecom Italia Group.

TI Capital’s registered office and postal address is 12, rue Eugène Ruppert, L-2453, Luxembourg and its telephone number is + 352-456060-1.

Debt Securities

TI Capital may use this prospectus to offer debt securities. Debt securities offered and sold by TI Capital will be unconditionally guaranteed by Telecom Italia.

Debt securities may bear interest at a fixed or a floating rate based upon one or more indices.

For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation; the aggregate principal or face amount and the purchase price; the stated maturity; the conversion terms, if any; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; any specific covenants applicable to the particular debt securities; and any other specific terms. The applicable prospectus supplement may also describe certain risks associated with an investment in those securities. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The debt securities will be issued by TI Capital under an indenture dated as of October 6, 2004 among Telecom Italia, TI Capital and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented from time to time. For a more detailed description of the features of the debt securities and related guarantees, see “Description of Debt Securities and Guarantees” below. You are also encouraged to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. You can obtain copies of the indenture by following the directions outlined in “Where You Can Find More Information.”

Listing

We intend to apply for each series of debt securities offered hereby to be listed on a recognized securities exchange. The applicable prospectus supplement will set forth the recognized securities exchange on which a particular series of debt securities will be listed.

Plan of Distribution

We may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement applicable to a particular series of debt securities will explain the ways we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting any underwriters, dealers or agents.

RISK FACTORS

An investment in the debt securities offered hereunder will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks relating to our business that are set forth in “Item 3. Key Information—3.1 Risk Factors” in the Telecom Italia Annual Report incorporated by reference in this prospectus and subsequent annual reports on Form 20-F of Telecom Italia, the risks set forth in Telecom Italia’s Report on Form 6-K filed with the SEC on December 29, 2008, the important factors set forth under the heading “Risk Factors” in the accompanying prospectus supplement and the other information contained or incorporated by reference in this prospectus before investing in any securities that may be offered hereunder.

Risks Associated with the Debt Securities

Servicing our debt obligations requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to pay the principal of and interest on our debt securities and our credit facilities, among other things, upon our future financial performance and our ability to refinance indebtedness, if necessary. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. If this occurs, we may need to reduce or delay capital expenditures or other business opportunities. In addition, we may need to refinance our debt, obtain additional financing or sell assets to raise cash, which we may not be able to do on commercially reasonable terms, if at all, particularly in light of the extreme volatility and disruption in the capital and credit markets during 2008 which has caused some lenders and institutional investors to cease providing funding to borrowers and has led to wider credit spreads.

A downgrade in our credit ratings could limit our ability to market securities, increase our borrowing costs and/or hurt our relationships with creditors.

Our credit ratings, which are intended to measure our ability to meet our debt obligations, are an important factor in determining our cost of borrowing funds. Due to the competitive environment and economic conditions in which the Telecom Italia Group operates, there could be a deterioration in our results of operations and balance sheet ratios. To this end, rating agencies base their ratings on the Telecom Italia Group’s ability to repay its debt using these same ratios. The interest rates of our borrowings are largely dependent on our credit ratings. As of the date of this prospectus, Telecom Italia’s long-term rating was Baa2 with a stable outlook according to Moody’s, BBB with a stable outlook according to Standard & Poor’s and BBB with a stable outlook according to Fitch. A downgrade of our credit ratings, resulting from our acquisition and divestiture activity, our dividend policy or otherwise, could lead to greater risk with respect to refinancing debt and would likely increase our cost of borrowing and adversely affect our results of operations.

A downgrade of our credit ratings could also limit our ability to raise capital or our subsidiaries’ ability to conduct their businesses. A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

The debt securities may be effectively subordinated to our secured debt.

To the extent the debt securities are not secured by any of our assets, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as holders of the such debt securities. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of the secured debt would be entitled to share in any of our remaining assets equally with you and any other senior unsecured lenders.

An active trading market for the debt securities may not develop or continue.

Although we expect the debt securities to be listed on a recognized securities exchange, TI Capital cannot assure you regarding the future development or continuance of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. The debt securities could trade at prices that may be higher or lower than the offering prices of the debt securities depending on many factors, including prevailing interest rates and interest rate spreads, Telecom Italia’s operating results and the market for similar securities. There can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop, or if developed, will continue.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds received by TI Capital from the sale of securities offered through this prospectus will be used for loans to the Telecom Italia Group companies for their general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The debt securities offered by this prospectus will be senior debt issued by TI Capital and guaranteed by Telecom Italia. TI Capital will issue the debt securities under an indenture, as supplemented from time to time. The indenture is a contract entered into among TI Capital, as Issuer, Telecom Italia, as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “trustee”). We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Copies of the indenture can be obtained by following the directions outlined in “Where You Can Find More Information”.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indenture provides that debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount.

The debt securities will be governed and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded and will not be applicable. In connection with any legal action or proceeding relating to the debt securities, TI Capital has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the securities will be issuable if other than minimum denominations of $2,000 and integral multiples $1,000;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•

any obligation of TI Capital or Telecom Italia to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal or other income tax consequences, if material;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the securities exchange on which the debt securities will be listed; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form, as described below under “—Book-Entry System” and “—Definitive Debt Securities”.

Guarantees

Telecom Italia will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities issued by TI Capital, including any additional amounts which may be payable by TI Capital in respect of the debt securities, as described under “—Payment of Additional Amounts”. Telecom Italia will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

The guarantees of Telecom Italia for the debt securities issued by TI Capital will be unsecured obligations of Telecom Italia and each will rank equally in right of payment with other unsecured and unsubordinated indebtedness of Telecom Italia. Telecom Italia has provided a restriction on liens for the benefit of the debt securities as provided under “—Restrictive Covenants—Restrictions on Liens”. In connection with other debt issuances (including debt issued by Olivetti S.p.A. prior to its merger with Telecom Italia on August 4, 2003), Telecom Italia has provided different restrictions on liens that in some cases could be viewed as more restrictive. Consequently it is possible that, under certain limited circumstances, other debt of Telecom Italia could be secured when the debt securities offered hereby are not secured.

The guarantees will be governed and construed in accordance with the laws of the State of New York. In connection with any legal action or proceeding relating to the guarantees, Telecom Italia has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Book-Entry System

Upon issuance, each series of debt securities will be represented by one or more global securities (each a “Global Security”). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Except under the circumstances described below, Global Securities will not be exchangeable at the option of the holder for certificated debt securities and Global Securities will not otherwise be issuable in definitive form.

Upon issuance of the Global Securities, DTC will credit the respective principal amounts of the debt securities represented by the Global Securities to the accounts of institutions that have accounts with DTC or its nominee (“participants”), including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) or by participants or persons that hold through participants. Such beneficial interest will be in minimum denominations of $2,000 or integral multiples of $1,000.

So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Global Securities for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in the Global Securities:

•	will not be entitled to have the debt securities represented by the Global Securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form registered in their names; and

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in the Global Securities must rely on the procedures of DTC, and indirectly Euroclear and Clearstream, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Principal and interest payments on Global Securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner or holder of the Global Security. None of TI Capital, Telecom Italia, the trustee, or any paying agent for such Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

TI Capital expects that DTC, upon receipt of any payments of principal or interest in respect of the Global Securities, will credit the accounts of the related participants (including Euroclear and Clearstream), with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Securities as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Securities held through such participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”.

Unless and until it is exchanged in whole or in part for debt securities in definitive form in accordance with the terms of the indenture, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of DTC to DTC or another nominee of DTC.

Beneficial interests in the Global Securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in same-day funds.

Definitive Debt Securities

Global Securities shall be exchangeable for definitive debt securities registered in the names of persons other than DTC or its nominee for such Global Securities only if:

•	DTC has notified TI Capital and Telecom Italia that it is unwilling or unable to continue as depositary;

•	DTC has ceased to be a clearing agency registered under the Exchange Act; or

•	there shall have occurred and be continuing an event of default (as defined in the indenture) with respect to the debt securities.

Any Global Security that is exchangeable for definitive debt securities pursuant to the preceding sentence shall be exchangeable for debt securities issuable in minimum denominations of $2,000 and integral multiples of $1,000 and registered in such names as DTC shall direct. Subject to the foregoing, a Global Security shall not be exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or its nominee. Bearer debt securities will not be issued.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities.

Additional Mechanics

Payment and Paying Agents

TI Capital will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, Floor 4E, New York, New York 10286. If you ever hold definitive debt securities you will make arrangements to have your payments picked up at or wired from that office or such other paying agency as we may establish. We may also arrange for additional payment officers and may cancel or change these officers, including our use of the trustee’s corporate trust officer. These offices are called paying agents. TI Capital may also choose to act as its own paying agent. TI Capital must notify you of changes in the paying agents for the debt securities.

Holders buying and selling debt securities in registered form must work out between them how to compensate for the fact that TI Capital will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

TI Capital and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Such notices will be mailed to holders of registered securities.

Regardless of who acts as paying agent, all money that TI Capital pays to a paying agent that remains unclaimed at the end of five years after the amount is due to direct holders will be repaid to TI Capital. After that five-year period, you may look only to TI Capital, or its successor, for payment and not to the trustee, any other paying agent or anyone else.

Mergers and Similar Events

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company or firm. Each of TI Capital and Telecom Italia is also permitted to sell or lease substantially all of its assets to another company or to buy or lease substantially all of the assets of another company. In addition, Telecom Italia or one of its Italian subsidiaries will generally be permitted to assume the obligations of TI Capital (or any successor) under the debt securities for the payment of the principal of and interest on the debt securities and any other payments on the debt securities. Upon assuming the obligations of TI Capital, Telecom Italia or any such subsidiary may exercise every right and power of TI Capital under the indenture. However, neither TI Capital nor Telecom Italia may consolidate or merge with, or sell or lease all or substantially all of its assets to, another company or firm, nor may Telecom Italia or one of its Italian subsidiaries assume the obligations of TI Capital under the debt securities, unless all of the following conditions are met:

•

Where TI Capital or Telecom Italia merges out of existence or sells or leases all or substantially all of its assets, the acquiring or resulting company must assume its obligations, including, in the case of Telecom Italia, the obligations arising from Telecom Italia’s guarantee of the debt securities either by law or contractual arrangements. The acquiring or resulting company’s assumption of these obligations must include the obligation to pay the additional amounts described under “—Payment of Additional Amounts”. If the acquiring or resulting company is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, it must indemnify each holder of the debt securities against any governmental charge or other cost resulting from the transaction.

•

TI Capital, Telecom Italia, or Telecom Italia’s Italian subsidiary, as the case may be, must provide the trustee with an officer’s certificate and an opinion of counsel as to compliance with the merger or assumption, as the case may be, provisions of the indenture; provided that if TI Capital consolidates or merges with, or sells or leases all or substantially all of its assets to, an Italian company, or Telecom Italia or one of its Italian subsidiaries assumes TI Capital’s obligations under the debt securities, TI Capital, or Telecom Italia or its Italian subsidiary, as the case may be, is required to deliver the additional opinions of counsel described below.

•

The merger or sale or lease of all or substantially all of TI Capital or Telecom Italia’s assets, or the assumption of the obligations of TI Capital under the debt securities, must not cause a default on the debt securities, and Telecom Italia and TI Capital must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “—Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirement for giving Telecom Italia or TI Capital default notice or their default having to exist for a specific period of time were disregarded.

Telecom Italia or one of its Italian subsidiaries may only become the obligor under the debt securities by assumption or merger, and any other Italian company may only become the obligor under the debt securities by merger, if TI Capital (or any successor) delivers to the trustee a legal opinion, reasonably satisfactory to the trustee, of nationally recognized external Italian and U.S. law firms to the effect that the provisions of the Trust Indenture Act of 1939, as amended, are not in conflict with mandatory provisions of Italian law applicable to holders of debt securities of Italian companies.

It is possible that an assumption, merger or other similar transaction may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as though they had exchanged the debt securities for new debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possibly other adverse tax consequences.

Modification and Waiver

There are three types of changes TI Capital, or its successors, can make to the indenture and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the debt securities without the specific approval of each holder of debt securities of that series. The following is the list of those changes:

•	change the stated maturity of the principal on a series of the debt securities;

•	change the interest on a series of the debt securities;

•	reduce the principal amount due on a series of the debt securities;

•	change any obligation of TI Capital to pay additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a series of debt securities following a default;

•	change the place of payment of a series of debt securities;

•	impair your right to sue for payment;

•	reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to modify or amend the indenture;

•

reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•

change the obligations of Telecom Italia as Guarantor with respect to payment of principal, premium, if any, and interest payments in any manner adverse to the interests of the holders of the series of debt securities.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for TI Capital to obtain a waiver of all or part of the covenants described in this section, or a waiver of a past default. However, TI Capital cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described under “—Changes Requiring Your Approval” unless TI Capital obtains your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore not eligible to vote, if TI Capital has deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Discharge and Defeasance”.

TI Capital will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If TI Capital or the trustee set a record date for a vote or other action to be taken by holders of a particular series of the debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that TI Capital may specify (or as the trustee may specify if it set the record date). TI Capital or the trustee, as the case may be, may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if TI Capital seeks to change the terms of the indenture or request a waiver.

Redemption at TI Capital’s Option

If the debt securities of a particular series are redeemable at TI Capital’s option, then the applicable prospectus supplement relating to such series of debt securities will describe the terms and conditions of such redemption.

Optional Tax Redemption

In addition to any option to redeem the debt securities set forth in a prospectus supplement as referred to above under “—Redemption at TI Capital’s Option,” TI Capital will have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, TI Capital must give holders of the debt securities between 30 and 60 days’ notice before redeeming the debt securities.

•

The first situation is where, as a result of a change in, execution of or amendment to any laws, regulations or treaties or the official application or interpretation of any laws, regulations or treaties, either:

•	TI Capital (or its successor) or Telecom Italia (or its successor) would be required to pay additional amounts as described below under “—Payments of Additional Amounts”, or

•

Telecom Italia (or its successor) or any of its subsidiaries would have to deduct or withhold tax on any payment to TI Capital (or its successor) to enable TI Capital (or its successor) to make a payment of principal, premium, if any, or interest on the debt securities.

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date of the issuance of the securities and in the jurisdiction where TI Capital (Luxembourg) or Telecom Italia (Italy) is incorporated. If TI Capital or Telecom Italia is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

TI Capital would not have the option to redeem the debt securities if TI Capital or Telecom Italia could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to TI Capital or Telecom Italia.

•

The second situation is where a person into which TI Capital or Telecom Italia is merged or to whom it has conveyed, transferred or leased all or substantially all of its property, is required to pay additional amounts. TI Capital would have the option to redeem the debt securities even if TI Capital or Telecom Italia is required to pay additional amounts immediately after the merger, conveyance, transfer or lease. Neither Telecom Italia nor TI Capital is required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, TI Capital will not have the option to redeem the debt securities if the sole purpose of such a merger would be to permit TI Capital to redeem the debt securities.

The election of TI Capital to redeem the debt securities shall be evidenced by a board resolution or in another manner specified in the indenture. In case of any redemption TI Capital shall, at least 60 days prior to the redemption date (unless a shorter notice will be reasonably satisfactory to the trustee), notify the trustee of the redemption date and of the principal amount of debt securities to be redeemed.

Payment of Additional Amounts

Luxembourg or Italy may require TI Capital, as Issuer, or Telecom Italia, as Guarantor, to withhold amounts from payments of principal or interest on the debt securities or any amounts to be paid under the related guarantees, as the case may be, for taxes or any other governmental charges. If Luxembourg or Italy requires a withholding of this type, TI Capital or Telecom Italia, as the case may be, may be required to pay holders of the debt securities additional amounts so that the net amount you receive will be the amount specified in the debt securities to which you are entitled.

TI Capital or Telecom Italia, as the case may be, will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for:

•	the existence of any present or former connection between you and Luxembourg or Italy, as the case may be, other than the mere holding of a debt security and the receipt of payments thereon;

•	the application of the European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

•

a failure to comply with any certification, documentation, information or other reporting requirements concerning your nationality, residence, identity or connection with Luxembourg or Italy, as the case may be, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in Luxembourg or Italy or are not an individual resident of a member state of the European Union);

•	a change in law that becomes effective more than 30 days after a payment on the debt securities becomes due and payable or on which payment thereof is duly provided for, whichever occurs later; or

•

any tax or other governmental charge imposed on non-residents for income tax purposes in Italy as provided under Italian laws and regulations relating to countries which do not have an adequate exchange of information with Italy (i.e., other than the countries listed under heading “—Transfer Restrictions”).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to TI Capital or Telecom Italia is organized.

For additional information, see section 803 of the indenture.

Restrictive Covenants

Restrictions on Liens

Some of TI Capital’s and Telecom Italia’s property may be subject to a mortgage or other legal mechanism that gives their lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over their general creditors if they fail to pay them back. These preferential rights are called liens. Each of TI Capital and Telecom Italia promises that it will not create or permit to subsist any encumbrance to secure capital markets indebtedness, which is described further below, on the whole or any part of its present or future revenues or assets, other than permitted encumbrances.

As used here, encumbrance means:

•

any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof; and

•	any arrangement providing a creditor with prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

As used here, permitted encumbrance means:

•	any encumbrance existing on the date of issuance of the debt securities;

•	any encumbrance over or affecting any asset acquired by TI Capital or Telecom Italia after the date of the indenture and subject to which such asset is acquired, if:

•	such encumbrance was not created in contemplation of the acquisition of such asset by TI Capital or Telecom Italia;

•	the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by TI Capital or Telecom Italia;

•

any encumbrance over or affecting any asset of any company which becomes an obligor after the date of issuance of the securities, where such encumbrance is created prior to the date on which such company becomes an obligor under the debt securities, if:

•	such encumbrance was not created in contemplation of that company becoming an obligor; and

•	the amount thereby secured has not been increased in contemplation of, or since the date of, that company becoming an obligor under the debt securities;

•	any netting or set-off arrangement entered into by any member of the Telecom Italia Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

•

any title transfer or retention of title arrangement entered into by any member of the Telecom Italia Group in the normal course of its trading activities on the counterparty’s standard or usual terms;

•

encumbrances created in substitution of any encumbrance permitted under the first two bullet points above over the same or substituted assets. This only applies if: (a) the principal amount secured by the substitute encumbrance does not exceed the principal amount outstanding and secured by the initial encumbrance; and (b) in the case of substituted assets, if the market value of the substituted assets at the time of the substitution does not exceed the market value of the assets replaced;

•	encumbrances created to secure:

•

loans provided, supported or subsidized by a governmental agency, national or multinational investment guarantee agency, export credit agency or a lending organization established by the United Nations, the European Union or other international treaty organization, including, without limitation the European Investment Bank, the European Bank for Reconstruction and Development and the International Finance Corporation;

•	project finance indebtedness (as described below);

this will, however, only apply if the encumbrance is created on an asset of the project being financed by such loans (and/or on the shares in, and/or shareholder loans made to, the company conducting such project) or, as the case may be, such project finance indebtedness and remains confined to that asset (and/or shares and/or shareholder loans);

•

encumbrances arising out of the refinancing of any capital markets indebtedness secured by any encumbrance permitted by the preceding bullet points. These encumbrances will, however, only be permitted if the amount of such capital markets indebtedness is not increased and is not secured by an encumbrance over any additional assets;

•	any encumbrance arising by operation of law;

•

any encumbrance created in connection with convertible bonds or notes where the encumbrance is created over the assets into which the convertible bonds or notes may be converted and secures only the obligation of the issuer to effect the conversion of the bonds or notes into such assets;

•

any encumbrance created in the ordinary course of business to secure capital markets indebtedness under hedging transactions entered into for the purpose of managing risks arising under funded debt obligations such as credit support annexes and agreements;

•

any encumbrance over or affecting any asset of Telecom Italia to secure capital markets indebtedness under a permitted leasing transaction (as described below); provided that the aggregate capital markets indebtedness secured by all such encumbrances does not exceed €1 billion;

•	any encumbrance created on short-term receivables used in any asset-backed financing;

•

any encumbrance on real estate assets of Telecom Italia, any subsidiary or any person to which such real estate assets may be contributed by Telecom Italia or any subsidiary in connection with the issuance of any indebtedness, whether such indebtedness is secured or unsecured by such real estate assets or any other assets of such person to which real estate assets have been contributed by Telecom Italia or any subsidiary; and

•

any other encumbrance securing capital markets indebtedness of an aggregate amount not exceeding 10% of the total net worth of Telecom Italia (as disclosed in the most recent audited consolidated balance sheet of Telecom Italia).

As used here, capital markets indebtedness means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, any certificate of indebtedness, bond, note or other security which is listed or traded on a stock exchange or other recognized securities market. For the purposes of avoiding any doubt in respect of asset-backed financings originated by Telecom Italia or TI Capital, the expressions “assets” and “obligations for the payment of borrowed money” as used in this definition do not include assets and obligations of Telecom Italia or TI Capital which, pursuant to the requirements of law and accounting principles generally accepted in Italy or Luxembourg, as the case may be, currently need not, and are not, reflected in the balance sheet of Telecom Italia or TI Capital, as the case may be.

As used here, permitted leasing transaction means one or more transactions or a series of transactions as a result of which Telecom Italia disposes of or otherwise transfers (including, without limitation, by way of sale of title or grant of a leasehold or other access, utilization and/or possessory interest(s)) its rights to possess, use and/or exploit all or a portion of a particular asset or particular assets owned, used and/or operated by Telecom Italia (or its rights and/or interests in respect thereof) to one or more other persons in circumstances where Telecom Italia or an affiliate shall have the right to obtain or retain possession, use and/or otherwise exploit the asset or assets (or rights and/or interests therein) so disposed of or otherwise transferred.

As used here, project finance indebtedness means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

•	recourse to such debtor for amounts limited to the cash flow from such asset; and/or

•

recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

•

if such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset and such debtor owns no other significant assets and carries on no other business, recourse to all of the assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

Discharge and Defeasance

TI Capital or Telecom Italia can be legally released from any payment or other obligation on the debt securities except for various obligations described below if, in addition to other actions, the following arrangements for you to be repaid are put in place:

•

TI Capital or Telecom Italia deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of a particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, premium, if any, principal and any other payments on the debt securities on their various due dates.

•

TI Capital or Telecom Italia delivers to the trustee a legal opinion of their counsel confirming that there has been a change in U.S. federal income tax law, and under then current U.S. federal income tax law TI Capital or Telecom Italia may make the above deposit without causing you to be taxed on the debt securities any differently than if TI Capital or Telecom Italia did not make the deposit and was not legally released from its obligations on the debt securities. TI Capital or Telecom Italia would not have to deliver this opinion if TI Capital or Telecom Italia received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling that states the same conclusion.

•

If the debt securities are listed on the Luxembourg Stock Exchange or another exchange, TI Capital or Telecom Italia must deliver to the trustee a legal opinion of their counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted from such exchange.

However, even if TI Capital or Telecom Italia takes these actions, a number of TI Capital’s or Telecom Italia’s obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Ranking

No debt securities offered hereby are secured by any of Telecom Italia’s or TI Capital’s property or assets. Accordingly, your ownership of the debt securities means you are one of Telecom Italia’s or TI Capital’s senior unsecured creditors. The debt securities are not subordinated to any of Telecom Italia’s or TI Capital’s other debt obligations and therefore they rank equally with all Telecom Italia’s and TI Capital’s other senior unsecured and unsubordinated indebtedness.

Events of Default

A holder of debt securities of a particular series will have special rights if an event of default occurs with respect to that series and is not cured, as described later in this subsection.

An “event of default” with respect to the debt securities is defined in the indenture as:

•

the failure by TI Capital or Telecom Italia to pay principal on a series of debt securities within 10 days from the relevant due date or the failure to pay interest on a debt security within 30 days from the relevant due date;

•

the failure by TI Capital to perform any other obligation under a series of the debt securities or the failure by Telecom Italia to perform any obligation under its guarantee and such failure continues for more than 60 days after the trustee has received notice of it from the affected holder of the debt securities;

•

any of TI Capital’s or Telecom Italia’s capital markets indebtedness (as defined above in “—Restrictive Covenants—Restrictions on Liens”) in excess of €100 million (or the equivalent thereof in other currencies) has to be repaid prematurely due to a default under its terms;

•

the failure by TI Capital or Telecom Italia to fulfill any payment obligation exceeding €100 million (or the equivalent thereof in other currencies) under any capital markets indebtedness (as defined above in “—Restrictive Covenants—Restriction on Liens”) of TI Capital or Telecom Italia, or under any guarantee provided for any such capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) of others, and this failure remains uncured for 30 days;

•

any security or guarantee relating to capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) provided by TI Capital or Telecom Italia is enforced by the lenders and such enforcement is not contested in good faith by TI Capital or Telecom Italia or TI Capital or Telecom Italia publicly announces their inability to meet their financial obligations;

•

a court opens insolvency or equivalent proceedings against TI Capital or Telecom Italia which are not resolved within six months, unless such proceedings are frivolous or vexatious and contested in good faith and appropriately and do not result in court orders; or TI Capital or Telecom Italia apply for such insolvency or equivalent proceedings;

•

TI Capital or Telecom Italia approves a resolution pursuant to which it goes into liquidation unless this is done in connection with a merger, or other form of combination with another company and such company assumes all obligations contracted by TI Capital or Telecom Italia, in connection with the debt securities; or

•	Telecom Italia’s guarantee relating to the debt securities ceases to be valid or legally binding for any reason.

If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing another action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

Each of TI Capital and Telecom Italia will furnish to the trustee every year, within 120 days after the end of Telecom Italia’s fiscal year, a written statement from its designated officers certifying that, to their knowledge, it is in compliance with the indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Regarding the Trustee

Telecom Italia and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or a default, that would become an event of default if the requirements for giving a default notice or any specific grace period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the applicable indenture, in which case TI Capital and Telecom Italia would be required to appoint a successor trustee.

Transfer Restrictions

You understand that it is the intention of TI Capital that the debt securities will only be offered and sold to investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that it is the intention of Telecom Italia that the debt securities will be held only by investors resident in countries identified in the above-mentioned decree. If Telecom Italia becomes the obligor under the debt securities due to substitution or otherwise (see “—Mergers and Similar Events”) and Telecom Italia is obligated to withhold on any payments made on the debt securities, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the debt securities were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the debt securities, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the debt securities (if and only if an investor provides the required certifications under applicable Italian tax requirements), subject to the limitations set forth under “—Payment of Additional Amounts”: Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia. The list of countries included in the Decree of the Ministry of Finance of Italy of September 4, 1996 is expected to be replaced in the future by a new list attached to a ministerial decree yet to be issued. The new list would become effective beginning with the tax period following the tax period on the date the aforementioned decree, to be issued with certain interim provisions, enters into force. If a holder of debt securities is not resident in one of the countries that will be identified in the forthcoming decree, that holder will not have a right to receive a gross-up in the event of a tax withholding as described above.

You also understand the debt securities will not be offered, sold or delivered in Italy or to investors resident in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the debt securities and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the debt securities made to Italian investors.

CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems may change their rules and procedures at any time.

The Clearing Systems

The information in this section concerning DTC, Clearstream and Euroclear, and their book-entry systems has been obtained from sources that TI Capital and Telecom Italia believe to be reliable. Neither TI Capital nor Telecom Italia take any responsibility for or make any representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include the U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations (including Clearstream and Euroclear) and certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Transfers of ownership or other interests in Global Notes in DTC may be made only through DTC participants.

Clearstream, Luxembourg

Clearstream (formerly Cedelbank) is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management.

Clearstream interfaces with domestic markets in several countries. As a bank, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (which we refer to in this prospectus as the “Euroclear Operator”) under a contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (which we refer to in this prospectus as the “Cooperative”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), other securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (which we refer to in this prospectus as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities. Settlement will be in same-day funds.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day (assuming they clear the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following summary of the principal United States federal income tax consequences of ownership of debt securities deals only with debt securities held as capital assets by initial purchasers, and not with special classes of holders, such as:

•	dealers in securities or currencies;

•	traders in securities that elect to mark to market;

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•

persons that hold debt securities that are a hedge or that are hedged against currency risks, that are part of a straddle or conversion transaction or that are part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

•	persons that are not “United States Holders”, as defined below;

•	persons whose functional currency is not the U.S. dollar; and

•	persons that are treated as partnerships for United States federal income tax purposes or that hold debt securities through partnerships or other pass-through entities.

Moreover, the summary deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. Additional information regarding United States federal income tax consequences associated with the acquisition, ownership or disposition of debt securities may be set forth in an applicable prospectus supplement. In the event of any inconsistency between the discussion set forth herein and any such additional information set forth in a prospectus supplement, the prospectus supplement shall govern.

United States Holders should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of debt securities. United States Holders should also review the discussion under “—Luxembourg Tax Considerations” and “—Italian Tax Considerations” for a discussion of the Luxembourg and Italian tax consequences to a United States Holder of the ownership of debt securities.

Payments of Interest

Interest on a debt security, other than interest on a “Discount debt security” that is not “qualified stated interest” (each as defined below under “—Original Issue Discount—General”), will be taxable to you if you are a United States Holder as ordinary income at the time you receive it or when it accrues, depending on your method of accounting for tax purposes. You are a United States Holder if you are a beneficial owner of a debt security who is:

•	a citizen or resident of the United States:

•	a corporation, or other entity treated as a corporation, organized under the laws of the United States, the District of Columbia or any State;

•	an estate the income of which is subject to United States federal income tax without regard to its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Interest paid to you on the debt securities and original issue discount, if any, accrued by you with respect to the debt securities (as described below under “—Original Issue Discount”) constitutes income to you from sources outside the United States, and, with certain exceptions (including certain circumstances where withholding applies to interest paid on the debt securities), will generally be “passive category” income or, in the case of certain United States Holders, “general category” income for U.S. foreign tax credit purposes.

Payment of Additional Amounts

If we pay additional amounts to you, in the circumstances described above under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, such payments will generally be treated as ordinary income.

Original Issue Discount

General. A debt security, other than a debt security with a term of one year or less (a “short-term debt security”), will be treated as issued at an original issue discount (a “Discount debt security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined below). Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. Special rules for “Variable Rate debt securities” (as defined below under “—Original Issue Discount—Variable Rate Debt Securities”) are described below under “—Original Issue Discount—Variable Rate Debt Securities”. In addition, special rules will apply to debt securities with “teaser rates” or interest holidays, which will be discussed in the applicable prospectus supplement.

In general, if the excess of a debt security’s stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes “de minimis original issue discount” and the debt security is not a Discount debt security. If your debt security has de minimis original issue discount, you must include the de minimis original issue discount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of the debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made; divided by

•	the stated principal amount of the debt security.

If your Discount debt security matures more than one year from its date of issue, you must generally include original issue discount (“OID”) in income calculated on a constant-yield method before you receive cash attributable to such income, and generally you will have to include in income increasingly greater amounts of

OID over the life of the debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your Discount debt security for each day during the taxable year or portion of the taxable year that you hold your Discount debt security (“accrued OID”). You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your Discount debt security and you may vary the length of each accrual period over the term of your Discount debt security. However, no accrual period can be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the final or first day of an accrual period. You can determine the amount of OID allocable to an accrual period by:

•

multiplying your Discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You determine your Discount debt security’s “adjusted issue price” at the beginning of any accrual period by adding:

•	your Discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting payments previously made on your Discount debt security that were not qualified stated interest payments.

For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata on the basis of their relative lengths to each accrual period in the interval. In addition you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between:

•	the amount payable at the maturity of the debt security (other than any payment of qualified stated interest); and

•	the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but is greater than the amount of the debt security’s adjusted issue price (as determined above under “—Original Issue Discount—General”), the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after its purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If you make this election, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity in the case of debt securities subject to contingencies, if you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which the debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the debt security is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under the heading “—Original Issue Discount—General”, with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount (described below under the heading “—Market Discount”), de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Debt Securities Purchased at a Premium”) or acquisition premium.

In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security for which you make it, and you may not revoke it without the consent of the IRS. If you make this election with respect to a debt security with amortizable bond premium, then you will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or that you thereafter acquire. You may not revoke this deemed election with respect to amortizable bond premium without the consent of the IRS.

If you make the election to apply the constant-yield method with respect to a Market Discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you hold or thereafter acquire. You may not revoke the deemed election without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a “Variable Rate debt security” if your debt security:

(i) has an issue price that does not exceed the total noncontingent principal payments on the debt security by more than the lesser of:

(1) the product of:

(x) the total noncontingent principal payments on the debt security;

(y) the number of complete years to maturity from the issue date; and

(z) .015, or

(2) 15 percent of the total noncontingent principal payments on the debt security; and

(ii) does not provide for stated interest other than stated interest compounded or paid at least annually at:

(1) one or more “qualified floating rates”;

(2) a single fixed rate and one or more qualified floating rates;

(3) a single “objective rate”; or

(4) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

A variable rate is a “qualified floating rate” if:

(i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or

(ii) it is equal to the product of a rate described in clause (i) and either:

(a) a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that:

(i) are within 0.25 percentage points of each other on the issue date; or

(ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a “qualified inverse floating rate” if:

(i) the rate is equal to a fixed rate minus a qualified floating rate; and

(ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and:

(i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

(ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate,

then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

In general, if your Variable Rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your debt security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your Variable Rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), you generally must determine the amount of interest and OID accruals on your debt security by:

(i) determining a fixed rate substitute for each variable rate provided under your Variable Rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security);

(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

(iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If your Variable Rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), you must determine the amount of interest and OID accruals as in the immediately preceding paragraph with the modification that you must treat your Variable Rate debt security, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of your Variable Rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States Holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless you elect to do so (but you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer or a taxpayer in a special class, including but not limited to a bank, regulated investment company, dealer in securities, common trust fund, person who holds a debt security as part of certain identified hedging transactions, or cash basis taxpayer who so elects, you will be required to accrue OID on a short-term debt security on either a straight-line basis or under the constant-yield method (based on daily compounding), at your election. If you are not required and have not elected to include OID in income currently, any gain you realize on the sale or retirement of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless you elect to accrue the OID under the constant-yield method) through the date of sale or retirement. If you are not required and do not elect to accrue OID on short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on a short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you had purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a “Market Discount debt security”, if:

•	you purchase your debt security for less than its issue price (as determined above under “—Original Issue Discount—General”), and

•

the debt security’s stated redemption price at maturity or, in the case of a Discount debt security, the debt security’s “revised issue price”, exceeds the price you paid for your debt security by at least 1/4 of 1 percent of such debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity.

If such excess is not sufficient to cause the debt security to be a Market Discount debt security, then such excess constitutes “de minimis market discount” and the rules discussed below are not applicable to you. The Code provides that, for these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

You must treat any gain that you recognize on the maturity or disposition of your Market Discount debt security as ordinary income to the extent that such gain does not exceed the accrued market discount on such debt security. Also, any partial principal payment on a Market Discount debt security will be includable in gross income as ordinary income to the extent that such payment does not exceed the accrued Market Discount on such debt security. In the case of any maturity, disposition or subsequent partial principal payment on such debt security, the amount of accrued Market Discount is reduced by the amount of the previous partial principal payment included in gross income as ordinary income. Alternatively, you may elect to include market discount in income currently over the life of the debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

You will accrue market discount on your Market Discount debt security on a straight-line basis unless you elect to accrue market discount on a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. If you do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your Market Discount debt security in an amount not exceeding the accrued market discount on such Market Discount debt security until the maturity or disposition of such Market Discount debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat such excess as “amortizable bond premium”, in which case you will reduce the amount you are required include in income each year with respect to interest on the debt security by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. If you elect to amortize bond premium, such election shall apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke such election without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be its cost, adjusted by adding the amount of any OID, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and reduced by the amount of any payments with respect to your debt security that are not qualified stated interest payments, and any amortizable bond premium or acquisition premium applied to reduce interest or OID on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

Except to the extent described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the rules governing contingent payment obligations, gain or loss you recognize on the sale or retirement of your debt security will be capital gain or loss and will be long-term capital gain or loss if you held the debt security for more than one year. Capital gain of a non-corporate United States Holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The ability of a non-corporate United States Holder to deduct capital losses is subject to limitations.

Mergers or Assumptions of the Debt Securities

As discussed in “Description of Debt Securities and Guarantees—Mergers and Similar Events”, TI Capital is generally permitted to merge or consolidate with another company or firm, and Telecom Italia or one of its Italian subsidiaries is also permitted to assume the obligations of TI Capital under the debt securities for the payment of principal and interest on the debt securities, if certain conditions are satisfied. The assumption of the obligations of TI Capital under the debt securities by Telecom Italia or another person pursuant to a merger, consolidation or assumption may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as if they had exchanged the debt securities for new debt securities, with the results described above in “—Purchase, Sale and Retirement of the Debt Securities”.

Other Debt Securities

The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment, debt securities providing for the periodic payment of principal over the life of the debt security, debt securities that are convertible into another security, debt securities that are renewable or extendible, debt securities that are payable by delivering property other than cash and debt securities with respect to which payments of interest may be deferred.

Backup Withholding and Information Reporting

In general, if you are a noncorporate holder, we or our paying agents may be required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a Discount debt security.

In addition, you may be subject to backup withholding on payments of principal, premium and interest (including OID if any) on, and the proceeds of disposition of, a debt security. Backup withholding only will apply if you :

•	fail to furnish your Taxpayer Identification Number (“TIN”) which, for an individual, is your Social Security number, or furnish an incorrect TIN,

•	are notified by the IRS that you have failed to properly report payments of interest and dividends, or

•

fail to certify, under penalties of perjury, that you have furnished a correct TIN and have not been notified by the IRS that you are subject to backup withholding for failure to report interest or dividend payments.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Luxembourg Tax Considerations

The following is a general description of certain Luxembourg tax considerations relating to the debt securities. It does not purport to be a complete analysis of all tax considerations relating to the debt securities, whether in Luxembourg or elsewhere. Prospective purchasers of the debt securities should consult their own tax advisers as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the debt securities and receiving payments of interest, principal and/or other amounts under the debt securities and the consequences of such actions under the tax laws of Luxembourg. This summary is based upon the law as in effect on the date of this prospectus. The information contained within this section is limited to taxation issues, and prospective investors should not apply any information set forth below to other areas.

Withholding Tax

All payments of interest and principal by TI Capital in the context of the holding, disposal, redemption or repurchase of the debt securities can be made free and clear of any withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by Luxembourg or any political subdivision or taxing authority thereof or therein, in accordance with the applicable Luxembourg law, subject however to:

(i)	the application of the Luxembourg law of June 21, 2005 implementing the European Union Savings Directive (Council Directive 2003/48/EC) and several agreements concluded with certain dependent or associated territories and providing for the possible application of a withholding tax (20% from July 1, 2008 to June 30, 2011 and 35% from July 1, 2011) on interest paid to certain non-Luxembourg resident investors (individuals and certain types of entities called “residual entities”) in the event of TI Capital appointing a paying agent in Luxembourg within the meaning of the above-mentioned directive if the beneficial owner does not comply with specified information reporting procedures (see “-EU Savings Directive” below) or agreements;

(ii)	the application as regards Luxembourg resident individuals (in the context of their private wealth) of the Luxembourg law of 23 December 2005 which has introduced a 10% final withholding tax on savings income (i.e. with certain exemptions, savings income within the meaning of the Luxembourg law of June 21, 2005 implementing the European Union Savings Directive). This law applies to savings income accrued as from July 1, 2005 and paid as from January 1, 2006.

Responsibility for the withholding of tax in application of the above-mentioned Luxembourg laws of June 21, 2005 and December 23, 2005 is assumed by the Luxembourg paying agent within the meaning of these laws and not by TI Capital.

Taxes on Income and Capital Gains

Holders of debt securities who derive income from such debt securities or who realize a gain on the disposal or redemption thereof will not be subject to Luxembourg taxation on such income or capital gains, subject to the application of the laws of laws of June 21, 2005 and December 23, 2005 referred to above, and unless:

(a)	such holders of debt securities are, or are deemed to be, resident in Luxembourg for Luxembourg tax purposes (or for the purposes of the relevant provisions), or

(b)	such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

Pursuant to the Luxembourg law of July 17, 2008 amending the law of December 23, 2005, Luxembourg individuals acting in the context of their private wealth can opt for a 10% flat taxation on certain interest accrued from July 1, 2005 and paid as of January 1, 2008 and received from a paying agent located in a Member State other than Luxembourg, in a country that is part of the European Economic Area or in certain dependent or associated territories of Member States.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a corporate holder of debt securities unless:

(a)	such holder of debt securities is, or is deemed to be, resident in Luxembourg for the purpose of the relevant provisions; or

(b)	such debt security is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

The Luxembourg law of December 23, 2005 eliminated the net wealth tax for individuals starting with the year 2006.

Inheritance and Gift Tax

Where the debt securities are transferred for no consideration:

(a)	no Luxembourg inheritance tax is levied on the transfer of the debt securities upon death of a holder of debt securities in cases where the deceased holder was not a resident of Luxembourg for inheritance tax purposes; or

(b)	Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or is registered in Luxembourg.

Value Added Tax

There is no Luxembourg value-added tax payable in respect of payments in consideration for the issuance of the debt securities or in respect of the payment of interest or principal under the debt securities or the transfer of a debt security; provided that Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to TI Capital, if for Luxembourg value added tax purposes such services are rendered, or are deemed to be rendered, in Luxembourg and an exemption from value added tax does not apply with respect to such services.

Other Taxes and Duties

It is not compulsory that the debt securities be filed, recorded or enrolled with any court or other authority in Luxembourg or that registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty (other than court fees and contributions for the registration with the Chamber of Commerce) be paid in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgment in the courts of Luxembourg) of the debt securities in accordance therewith, except that in the case of court proceedings in a Luxembourg court (including but not limited to a Luxembourg insolvency proceeding), registration of the debt securities may be ordered by the court, in which case the debt securities will be respectively subject to a fixed duty of EUR 12 or an ad valorem duty. Registration would in principle further be ordered, and the same registration duties could be due, when the debt securities are produced, either directly or by way of reference, before an official authority (“autorité constituée”) in Luxembourg.

Residence

A holder of a debt security will not become resident, or deemed to be resident, in Luxembourg by reason only of the holding of such debt security or the execution, performance, delivery and/or enforcement of that or any other debt security.

EU Savings Directive

On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income (“European Union Directive on the Taxation of Savings Income in the Form of Interest Payments” (Council Directi(ve 2003/48/EC)) (“EU Savings Directive”). The EU Savings Directive is, in principle, applied by Member States as from July 1, 2005 and has been implemented in Luxembourg by the laws of June 21, 2005. Under the directive, each Member State is required to provide to the tax authorities of another Member State details of payments of interest within the meaning of the EU Savings Directive or other similar income paid by a paying agent within the meaning of the EU Savings Directive, to an individual resident or certain types of entities called “residual entities”, within the meaning of the EU Savings Directive (the “Residual Entities”), established in that other Member State (or certain dependent or associated territories). For a transitional period, however, Austria, Belgium and Luxembourg are permitted to apply an optional information reporting system whereby if a beneficial owner, within the meaning of the EU Savings Directive, does not comply with one of two procedures for information reporting, the relevant Member State will levy a withholding tax on payments to such beneficial owner. The withholding tax system will apply for a transitional period during which the rate of the withholding is of 20% from July 1, 2008 to June 30, 2011 and 35% as from July 1, 2011. The transitional period is to terminate at the end of first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries (Switzerland, Andorra, Liechtenstein, Monaco and San Marino) and certain dependent or associated territories (Jersey, Guernsey, Isle of Man,

Montserrat, British Virgin Islands, Netherlands Antilles and Aruba) have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) within its jurisdiction to, or collected by such a paying agent for, an individual resident or a Residual Entity established in a Member State. In addition, Luxembourg has entered into reciprocal provision of information or transitional withholding arrangements with those dependent or associated territories in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) in Luxembourg to, or collected by such a paying agent for, an individual resident or a Residual Entity established in one of those territories.

Italian Tax Considerations

The following is a summary of certain Italian tax consequences of the receipt of interest on the debt securities and capital gains upon the disposal thereof by non-Italian investors, along with a summary of the Italian tax treatment of payments which might possibly be made by the Guarantor under the debt securities.

This summary is based upon Italian tax law and practice as in effect on the date of the prospectus and is subject to change, potentially with retroactive effect.

Prospective investors in the debt securities should consult their own advisors regarding the Italian or other tax consequences of the purchase, ownership and disposition of the debt securities in their particular circumstances, including the effect of any state, local or foreign tax laws.

Interest on Debt Securities

Interest payable on debt securities issued by TI Capital to a beneficial owner who is not resident in Italy and is not acting through an Italian permanent establishment is not subject to Italian taxes. To the extent that debt securities are deposited by a non-resident holder in an account with an Italian withholding agent, interest payable to a non-resident beneficial owner is subject to the substitute tax at rates up to 27%, according to the same rules applicable to Italian resident holders, unless the holder produces a declaration of non-residence in Italy. In addition, any element of the proceeds of sale of debt securities by a non-resident holder which represents accrued, and express or implied, interest in respect of such debt securities will be subject to Italian substitute tax if the debt securities are sold through an Italian withholding agent, unless such holder produces a declaration of non-residence and has provided details of the period during which he was the beneficial owner of the debt securities and the interest derived therefrom.

Payments under the Guarantees by Telecom Italia

There is no authority directly on point regarding the Italian tax regime of payments made by Telecom Italia under the guarantees. Accordingly, there can be no assurance that the Italian revenue authorities will not assert an alternative treatment of such payments than that set forth herein or that an Italian court would not sustain such an alternative treatment.

Payments to non-resident holders made by Telecom Italia under the guarantees, which represent interest payable on the debt securities, are subject to the Italian tax regime described above under “—Interest on Debt Securities”.

Capital Gains on Debt Securities

Capital gains realized by non-residents from the sale of debt securities issued by TI Capital are in principle not subject to tax in Italy. However, a 12.5% substitute tax may apply to the extent debt securities are located in the Italian territory if the debt securities are not listed on a regulated market. Although the debt securities are expected to be listed on the regulated market of the Luxembourg Stock Exchange, if the debt securities are not listed on a regulated market such 12.5% substitute tax may apply to the extent the debt securities are located in the Italian territory unless one of the two following sets of requirements is satisfied:

(1)	•	the holder is resident of a country which allows an adequate exchange of information with Italy or, in the case of institutional investors not subject to tax, they are established in such country; and

	•	the relevant Italian withholding agent, if any, receives a self-declaration from the holder of the debt securities which states that the holder is a resident of that country or, in the case of an institutional investor not subject to tax, that the holder is established in that country. The self-declaration, which must be in conformity with the model approved by the Ministry of Economy and Finance (approved in Decree of the Ministry of Economy and Finance of December 12, 2001, published in the Ordinary Supplement No. 287 to the Official Journal No. 301 of December 29, 2001), is valid until revoked by the investor and does not have to be filed if an equivalent self-declaration (including Form 116/IMP) has been submitted to the same intermediary for the same or different purposes; in the case of institutional investors not subject to tax, the institutional investor shall be regarded as the beneficial owner and the relevant self-declaration shall be produced by the management company;

or

(2)	•	the holder is resident in a country which has entered into a double taxation convention with Italy that provides for the exclusive right to tax such gains in the holder’s country of residence; and

	•	the relevant Italian withholding agent, if any, receives a declaration signed by the tax authorities of the country of residence of the holder of the debt securities which states that the holder is a resident of that country for tax purposes and a declaration by the holder that it meets all other conditions for the applicability of such double taxation convention.

Early Redemption

The early redemption of debt securities with a maturity period of no less than 18 months issued by a non-resident company, if occurring before expiration of the first 18 months, in certain cases may trigger the liability for the holder of a 20% surtax to be paid on all interest and other proceeds accrued until the date of early redemption.

In any event, the 20% surtax applies only if the holder of the debt securities is resident in Italy at the date of the early redemption. Conversely, no surtax applies if the holder is not resident in Italy, even if the debt securities are deposited by the non-resident holder in an account with an Italian withholding agent (provided that the holder produces a declaration of non-residence in Italy).

EU savings directive

The Council of the European Union has adopted a directive on June 3, 2003 regarding the taxation of savings income (Directive 2003/48/EC) (the “Directive”). Italy has implemented the Directive through Legislative Decree No. 84 of April 18, 2005 (“Decree 84/2005”). Under Decree 84/2005, subject to a number of important conditions being met, with respect to interest paid starting from July 1, 2005 (including the case of interest accrued on the debt securities at the time of their disposal) to individuals which qualify as beneficial owners of the interest payment and are resident for tax purposes in another EU Member State or in a dependent or associated territory under the relevant international agreement (currently, Jersey, Guernsey, Isle of Man, Netherlands Antilles, British Virgin Islands, Turks and Caicos, Cayman Islands, Montserrat, Anguilla and Aruba), Italian qualified paying agents (i.e. banks, SIMs, fiduciary companies, SGRs resident for tax purposes in Italy, permanent establishments in Italy of non-resident persons and any other economic operator resident for tax purposes in Italy paying interest for professional or commercial reasons) shall report to the

Italian tax authorities details of the relevant payments and personal information on the individual beneficial owner. Such information is transmitted by the Italian tax authorities to the competent foreign tax authorities of the State of residence of the beneficial owner. In certain circumstances, the same reporting requirements must be complied with also in respect of interest paid to an entity established in another EU Member State, other than legal persons (with the exception of certain Finnish and Swedish entities), whose profits are taxed under general arrangements for business taxation and, in certain circumstance, UCITS recognized in accordance with Directive 85/611/EEC.

Either payments of interest on the debt securities or the realization of the accrued interest through the sale of the notes would constitute “payments of interest” under Article 6 of the Directive and, as far as Italy is concerned, Article 2 of Decree 84/2005. Accordingly, such payment of interest arising out of the debt securities would fall within the scope of the Directive being the notes issued after March 1, 2001.

PLAN OF DISTRIBUTION

We may offer the debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a particular offering of debt securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of debt securities underwritten or purchased by each of them;

•	the purchase price of the debt securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	the securities exchange on which such debt securities will be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in an offering of debt securities, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will not be obligated to purchase debt securities unless specified conditions are satisfied, and if the underwriters do purchase any debt securities, they will be obligated to purchase all debt securities contemplated in an offering.

Dealers

If dealers are utilized in the sale of debt securities, we will sell such debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Direct Sales

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Agents

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Indemnification

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and, unless we reopen a series, will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We intend to apply to list each series of the debt securities on a recognized securities exchange. No assurance can be given that there will be a market for the debt securities.

Delayed Delivery Arrangements

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

VALIDITY OF DEBT SECURITIES AND GUARANTEES

The validity of the debt securities in respect of which this prospectus is being delivered and other matters of Luxembourg law will be passed upon for TI Capital by Kremer Associés & Clifford Chance. The validity of the guarantees under Italian law relating to the debt securities offered through this prospectus and other matters of Italian law will be passed upon for Telecom Italia by Labruna Mazziotti Segni. The validity of the debt securities and guarantees under New York law and certain matters of United States law relating to the debt securities and guarantees offered through this prospectus will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazione Professionale.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in Telecom Italia’s Annual Report (Form 20-F) for the year ended December 31, 2007, and the effectiveness of Telecom Italia’s internal control over financial reporting as of December 31, 2007, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Reconta Ernst & Young S.p.A. pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

TELECOM ITALIA CAPITAL

$1,000,000,000 6.175% Guaranteed Senior Notes due 2014

$1,000,000,000 7.175% Guaranteed Senior Notes due 2019

Guaranteed on a senior, unsecured basis by Telecom Italia S.p.A.

PROSPECTUS SUPPLEMENT

June 15, 2009

Joint Bookrunners

BNP PARIBAS

Deutsche Bank Securities

Goldman, Sachs & Co.

J.P. Morgan

Mitsubishi UFJ Securities

Morgan Stanley